As filed with the Securities and Exchange Commission on September 28, 1998


                                File No. 811-8858

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 13


                              CORE TRUST (DELAWARE)

                               Two Portland Square
                                 Portland, Maine
                                  207-879-1900


                            David I. Goldstein, Esq.
                         Forum Administrative Services, LLC
                               Two Portland Square
                              Portland, Maine 04101


                                   Copies to:

                              Robert J. Zutz, Esq.
                           Kirkpatrick & Lockhart LLP
                     1800 Massachusetts Ave., N.W. 2nd Floor
                           Washington, D.C. 20036-1800


                                EXPLANATORY NOTE


This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                     PART A
                              CORE TRUST (DELAWARE)


Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio.

                                     PART B
                              CORE TRUST (DELAWARE)


Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio.

                                     PART A

                              CORE TRUST (DELAWARE)


                          PRIVATE PLACEMENT MEMORANDUM


                                 OCTOBER 1, 1998



This Private Placement Memorandum relates to beneficial interests ("Interests") in Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Index
Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, International Portfolio, Strategic Value Bond Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio and Small Cap Index Portfolio (each a "Portfolio" and collectively the "Portfolios"), diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company.


Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("1933 Act").


The Trust has filed with the Securities and Exchange Commission ("SEC") a Part B to this Private Placement Memorandum (the "Statement of Additional Information" or "SAI") with respect to the Portfolios dated the same date as this Private Placement Memorandum and as may be further amended from time to time, which contains more detailed information about the Trust and the Portfolios and is incorporated into this Private Placement Memorandum by reference. A prospective investor may obtain a copy of the SAI without charge by contacting Forum Financial Services, Inc. ("FFSI"), the Trust's placement agent (the "Placement Agent") at Two Portland Square, Portland, Maine 04101 or by calling (207) 879-1900.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, Interestss in any Portfolio. An investor may subscribe for a Interest in a Portfolio by contacting the Placement Agent at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.

TABLE OF CONTENTS                                                  PAGE

General Description of Registrant                                    2
Investment Objectives                                                3
Investment Policies                                                  4
Additional Investment Policies                                      11
Risk Consideration                                                  12
Management of the Portfolios                                        13
Description of Beneficial Interests                                 17
Purchase of Interests                                               18
Redemption of Repurchase of Interests                               19
Pending Legal Proceedings                                           19
Appendix A: Control Persons of the Portfolios                      A-1



THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

GENERAL DESCRIPTION OF REGISTRANT


Core Trust (Delaware) (the "Trust") is an open-end, management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994. The Trust offers units of Interest without any sales charge and units may be redeemed without charge.

Beneficial interests in the Trust are divided into 21 separate diversified series, each having a distinct investment objective and distinct investment policies. The Portfolios are 16 of those series. The Trust is empowered to establish, without investor approval, additional series which may have different investment objectives and policies.

Index Portfolio and International Portfolio commenced operations on November 10, 1994. Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio commenced operations on June 1, 1997. Prime Money Market Portfolio and Money Market Portfolio commenced operations on August 22, 1997. Strategic Value Bond Portfolio, Disciplined Growth Portfolio, and Small Cap Value Portfolio commenced operations on October 1, 1997 while Small Cap Index Portfolio commenced operations on April 9, 1998. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to a Portfolio are charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio.


Effective June 1, 1997 Small Company Portfolio, a former series of the Trust, divided to form three of the Portfolios -- Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio. Small Company Portfolio was managed by three portfolio managers, each of whom now serves as the portfolio manager for one of the three new Portfolios. The division was accomplished by Small Company Portfolio transferring the assets managed by each portfolio manager to the corresponding new Portfolio. Also effective June 1, 1997, International Portfolio II changed its name to International Portfolio and acquired the assets of a former series of the Trust which itself was named International Portfolio.

Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" as that term is defined in the 1933 Act.

Norwest Investment Management, Inc. ("Norwest"), a subsidiary of Norwest Bank Minnesota, N.A. ("Norwest Bank"), serves as the investment adviser of each Portfolio except International Portfolio, for which Schroder Capital Management International Inc. ("Schroder") serves as the investment adviser.


Galliard Capital Management, Inc. ("Galliard") is the investment subadviser of Stable Income Portfolio, Managed Fixed Income Portfolio and Strategic Value Bond Portfolio. Crestone Capital Management, Inc. ("Crestone") is the investment subadviser of Small Company Stock Portfolio. Peregrine Capital Management, Inc. ("Peregrine") is the investment subadviser of Positive Return Bond Portfolio, Large Company Growth Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio. Smith Asset Management Group, LP ("Smith Group"), an investment advisory affiliate of Norwest Bank, is the investment subadviser of Disciplined Growth Portfolio and Small Cap Value Portfolio. Galliard, Crestone and Peregrine are each investment advisory subsidiaries of Norwest Bank and, together with Smith, are referred to as the "Subadvisers." Norwest, Schroder, Galliard, Crestone, Peregrine and Smith (or Norwest and a Subadviser) are collectively referred to as the "Advisers" or as applicable, individually, as the "Adviser."

INVESTMENT OBJECTIVES

The investment objective of each Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that any Portfolio will achieve its investment objective.

PRIME MONEY MARKET PORTFOLIO'S investment objective is to seek to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

MONEY MARKET PORTFOLIO'S investment objective is to seek to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

POSITIVE RETURN BOND PORTFOLIO'S investment objective is to seek positive total return each calendar year regardless of the bond market.

STABLE INCOME PORTFOLIO'S investment objective is to maintain safety of principal while providing low-volatility total return.

MANAGED  FIXED INCOME  PORTFOLIO'S  investment  objective is to seek  consistent
fixed   income   returns   by   investing    primarily   in   investment   grade
intermediate-term obligations.

INDEX PORTFOLIO'S investment objective is to duplicate the return of the Standard & Poor's 500 Composite Stock Price Index (the "Index").

INCOME EQUITY PORTFOLIO'S investment objective is to provide long-term capital appreciation consistent with above-average dividend income.

LARGE COMPANY GROWTH PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing primarily in large, high-quality domestic companies that the investment adviser believes have superior growth potential.

SMALL COMPANY STOCK PORTFOLIO'S investment objective is long-term capital appreciation.

SMALL COMPANY GROWTH PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing in smaller sized domestic companies.


SMALL COMPANY VALUE PORTFOLIO'S investment objective is to seek to provide long-term capital appreciation.


INTERNATIONAL PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing directly or indirectly in high quality companies based outside the United States ("foreign companies").

STRATEGIC VALUE BOND PORTFOLIO'S investment objective is to seek total return by investing primarily in income producing securities.

DISCIPLINED  GROWTH  PORTFOLIO'S   investment   objective  is  to  seek  capital
appreciation by investing primarily in common stocks of larger companies.

SMALL CAP VALUE PORTFOLIO'S investment objective is to seek capital appreciation by investing primarily in common stocks of smaller companies.


SMALL CAP INDEX PORTFOLIO'S investment objective is to replicate the return of the Standard & Poor's Small Cap 600 Composite Stock Price Index.

INVESTMENT POLICIES


There  can be no  assurance  that any  Portfolio  will  achieve  its  investment objective or that Prime Money Market Portfolio ("Prime Portfolio") or Money Market Portfolio (collectively, the "Money Market Portfolios"), will maintain a stable net asset value. Each Portfolio's (other than Money Market Portfolios) net asset value and total return will fluctuate based upon changes in the value of its portfolio securities. Upon redemption, an investment in a Portfolio may be worth more or less than its original value. Certain of the Portfolios are designed for investment of that portion of an investor's funds which can appropriately bear the special risks associated with certain types of investments (i.e., investment in small capitalization companies).

MONEY MARKET PORTFOLIOS

The Money Market Portfolios' investments are made under the requirements of an SEC rule governing the investments that money market funds may make. Each Portfolio invests only in high-quality, U.S. dollar-denominated short-term money market instruments that are determined by the Adviser, under procedures adopted by the Board, to be eligible for purchase and to present minimal credit risks. The Portfolios may invest in securities with fixed, variable or floating rates of interest.

High-quality instruments include those that: (1) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in 1 of the 2 highest rating categories by 2 NRSROs or, if only 1 NRSRO has issued a rating, by that Nationally Recognized Statistical Rating Organizations ("NRSRO"); or (2) are otherwise unrated and determined by the Adviser to be of comparable quality. Each Portfolio invests at least 95% of its total assets in securities in the highest rating category.

PRIME MONEY MARKET PORTFOLIO AND THE MONEY MARKET PORTFOLIO

The Money Market Portfolios' objective is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

The Money Market Portfolios generally have the same investment policies, except that the Prime Money Market Portfolio seeks to maintain a rating from at least one NRSRO. Because Prime Portfolio seeks to maintain a rating within the 2 highest short-term categories assigned by at least 1 NRSRO, it is more limited in the type and amount of securities it may purchase.

The Money Market Portfolios pursue their objectives by investing in a broad spectrum of high-quality money market instruments of U.S. and foreign issuers, including U.S. Government Securities, municipal securities, corporate debt securities, and obligations of financial institutions.

The Money Market Portfolios may invest in obligations of financial institutions. These include negotiable certificates of deposit, bank notes, bankers' acceptances and time deposits of U.S. banks (including savings banks and savings associations), foreign branches of U.S. banks, foreign banks and their non-U.S. branches, U.S. branches and agencies of foreign banks and wholly-owned banking-related subsidiaries of foreign banks. The Money Market Portfolios limit their investments in obligations of financial institutions to institutions that at the time of investment have total assets in excess of $1 billion, or the equivalent in other currencies.

Each Portfolio normally will invest more than 25% of its total assets in the obligations of domestic and foreign financial institutions, their holding companies, and their subsidiaries. Neither Portfolio may invest more than 25% of its total asset in any other single industry.

The principal risks associated with the Money Market Portfolios are credit risk, interest rate risk, and foreign investment risks. See "Risk Considerations."

FIXED INCOME PORTFOLIOS


POSITIVE RETURN BOND PORTFOLIO

The Portfolio seeks to produce a positive return each calender year regardless of general bond market performance by investing in a portfolio of U.S. Government Securities and corporate fixed income investments. The Portfolio's assets are divided into two components, short bonds with maturities (or average life) of 2 years or less and long bonds with maturities of 25 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Adviser's forecast of interest rates. During periods of falling prices (generally, increasing interest rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. The average dollar-weighted maturity owill vary between 1 and 30 years.

Under normal circumstances, at least 50% of the net assets of the Portfolio will be invested in U.S. Government Securities, including U.S. Treasury Securities. The Portfolio only purchases securities that are rated, at the time of purchase, within 1 of the 2 highest long-term rating categories assigned by an NRSROsuch as Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("Standard & Poor's") or Fitch Investors Services, L.P. ("Fitch") or that are unrated and determined by the Adviser to be of comparable quality. The Portfolio may invest up to 25% of its assets in securities rated in the second highest rating category. The Portfolio does not invest more than 25% of its net assets in zero-coupon securities, securities with variable or floating rates of interest, and asset-backed securities.

The principal risk factors associated with the Portfolio are credit risk. market risk, interest rate risk, and prepayment risk. See "Risk Considerations."

STABLE INCOME  PORTFOLIO

The Portfolio invests primarily in short-term Investment Grade securities. The Portfolio invests in a diversified portfolio of fixed and variable rate U.S. dollar- denominated fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government Securities and the debt securities of financial institutions, corporations and others. The Portfolio normally limts its investments in mortgage-backed securities to not more than 60% of its total assets, other types of asset-backed securities to not more than 25% of its total assets, mortgage-backed securities that are not U.S. Government Securities to not more than 25% of its total assets, and U.S. Government Securities to not more than 50% of its total assets

The Portfolio may not invest more than 30% of its total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except U.S. Treasury Securities, and may not invest more than 10% of its total assets in the securities of any other issuer.

The Portfolio only purchases those securities that are rated, at the time of purchase, within the four highest long-term or two highest short-term rating categories assigned by an NRSRO, such as Moody's, Standard & Poor's or Fitch, or which are unrated and determined by the Advisers to be of comparable quality ("Investment Grade Securities").

The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from short-term
(including   overnight)   to  12  years  and  seeks  to   maintain   an  average
dollar-weighted portfolio maturity of between 2 and 5 years.

The Portfolio may use options, swap agreements, interest rate caps, floors and collars, currency forward contracts, and futures contracts to manage risk. The Portfolio may also use options to enhance return.

The principal risk factors associated with the Portfolio are credit risk, leverage risk, foreign risk, market risk, interest rate risk, and prepayment risk. See "Risk Considerations."

MANAGED FIXED INCOME PORTFOLIO

The Portfolio seeks consistent fixed income returns by investing primarily in Investment Grade intermediate-term securities. The Portfolio invests in a diversified portfolio of fixed and variable rate U.S. dollar denominated, fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government Securities, and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen Duration and employs low risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio  will limit its  investment in  mortgage-backed  securities to not more than 65% of its total assets and its investment in asset-backed securitiesto not more than 25% of its net assets. In addition, the Portfolio may not invest more than 30% of its total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio only purchases Investment Grade securities. The Portfolio invests in debt securities with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 30 years. The Portfolio normally will have an average dollar-weighted portfolio maturity of between 3 and 12 years and a duration of between 2 and 6 years.

The Portfolio also may purchase up to 10% of its total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; loan or security participations; securities of supranational organizations; and Municipal Securities.


The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio may also use options to enhance return,

The principal risk factors associated with the Portfolio are credit risk, leverage risk, foreign risk, market risk, interest rate risk, and prepayment risk. See "Risk Considerations."


STRATEGIC VALUE BOND PORTFOLIO

The Portfolio invests in a broad range of fixed-income instruments in order to create a strategically diversified portfolio of high quality fixed-income investments. These investments include corporate bonds, mortgage- and asset-backed securities, U.S. Government Securities, preferred stock, convertible bonds and foreign bonds.

The Adviser focuses on relative value as opposed to the prediction of the direction of interest rates. In general, the Portfolio seeks higher current income instruments, such as corporate bonds and mortgage- and asset backed securities, in order to enhance returns. The Adviser believes that this exposure enhances performance in varying economic and interest rate cycles and avoids excessive risk concentrations. The Adviser's investment process involves rigorous evaluation of each security, including identifying and valuing cash flows, embedded options, credit quality, structure, liquidity, marketability, current versus historical trading relationships, supply and demand for the instrument and expected returns in varying economic/interest rate environments. The Adviser uses this process to seek to identify securities which represent the best relative economic value. The Adviser then evaluates the results of the investment process against the Portfolio's objective and purchases those securities that are consistent with the Portfolio's investment objective.

The Portfolio particularly seeks strategic diversification. The Portfolio will not invest more than 75% of its total assets in corporate bonds; 60% of its total assets in mortgage-backed securities; 50% of its total assets in asset-backed securities; or 25% of its total assets in a single industry of the corporate market. The Portfolio may invest in U.S. Government Securities without restriction. The Portfolio generally will not invest more than 5% of its total assets in the corporate bonds of any single issuer.

The Portfolio will invest 65% of its total assets in fixed-income securities rated, at the time of purchase, withinthe four highest rating categories by at least one NRSRO,, or which are unrated and determined by the Adviser to be of comparable quality. The Portfolio may invest up to 20% of its total assets in Non-Investment grade securities.

The average maturity of the Portfolio will vary between 5 and 15 years. In the case of mortgage-backed and similar securities, the Portfolio uses the security's average life in calculating the Portfolio's average maturity. The Portfolio's duration normally will vary between 3 and 8 years.

The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio may also use options to enhance returns.

The principal risk factors associated with the Portfolio are credit risk, market risk, interest rate risk, prepayment risk and leverage risk. See "Risk Considerations."

EQUITY PORTFOLIOS

INDEX PORTFOLIO

Index Portfolio is designed to replicate the return of the S&P 500 Index (the "S&P 500 Index") with minimum tracking error and tominimizing transaction costs. Under normal circumstances, the Portfolio holds stocks representing 100% of the capitalization-weighted market values of the S&P 500 Index. The Adviser generally executes portfolio transactions for the Portfolio only to replicate the composition of the S&P 500 Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts to a limited extent. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the Index.

The S&P 500 Index tracks the total return performance of 500 common stocks which are chosen for inclusion in the S&P 500 Index by Standard & Poor's Corporation ("S&P") on a statistical basis. The 500 securities, most of which trade on the New York Stock Exchange, represent approximately 70% of the total market value of all U.S. common stocks. Each stock in the S&P 500 Index is weighted by its market value. Because of the market-value weighting, the 50 largest companies in the S&P 500 Index currently account for approximately 47% of its value. The Index emphasizes large capitalizations and, typically, companies included in the Index are the largest and most dominant firms in their respective industries.

S&P does not sponsor, sell, or endorse, the Portfolio. S&P does not warrant that the S&P 500 Index is a good investment, is accurate or complete, or will track general market performance.

The principal risk factors associated with the Portfolio are index risk, market risk, and leverage risk. See "Risk Considerations."

INCOME EQUITY PORTFOLIO

The Portfolio invests primarily in the common stock of large, high-quality domestic companies that have above-average return potential based on current market valuations. The Portfolio primarily emphasizes investments in securities of companies with above-average dividend income. In selecting securities for the Portfolio, the Adviser uses various valuation measures, including above-average dividend yields and below industry average price to earnings, price to book and price to sales ratios. The Adviser considers large companies to be those whose Market Capitalization is greater than the median of the Russell 1000 Index or approximately $3.7 billion. Market capitalization refers to the total market value of a company's outstanding shares of common stock.

The Portfolio may invest in preferred stock, convertible securities, and securities of foreign companies The Portfolio will not normally invest more than 10% of its total assets in the securities of a single issuer.

The principal risk factors associated with the Portfolio are currency risk, foreign risk, and market risk. See "Risk Considerations."

LARGE COMPANY GROWTH PORTFOLIO

Large Company Growth Portfolio invests primarily in the common stock of large, high-quality domestic companies that have superior growth potential. The Adviser considers large companies to be those companies whose Market Capitalization is greater than the median of the Russell 1,000 Index or approximately $3.7 billion. In selecting securities for the Portfolio, the Adviser seek issuers whose stock is attractively valued with fundamental characteristics that are significantly better than the market average and support internal earnings growth capability. The Portfolio may invested in the securities of companies whose growth potential is, in the Advisers' opinion, generally unrecognized or misperceived by the market.

The Portfolio may invest up to 20% of its total assets in the securities of foreign companies and may hedge against currency risk by using foreign currency forward contracts. The Portfolio may not invest more than 10% of its total assets in the securities of a single issuer.

The principal risk factors associated with the Portfolio are currency risk, foreign risk, leverage risk and market risk. See "Risk Considerations."

DISCIPLINED GROWTH PORTFOLIO

The Portfolio seeks capital appreciation by investing in common stocks of larger companies. The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Adviser, possess above average potential for growth. The Portfolio invests in companies with average Market Capitalizations greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceeds the level expected by investors. In seeking these companies, the investment adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether the share price already reflects any positive fundamentals identified by the Adviser. In addition to approximately equal weighting of portfolio securities, the Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality and valuation.

The principal risk factors associated with the Portfolio is market risk. See "Risk Considerations."

SMALL COMPANY STOCK PORTFOLIO

The Small Company Stock Portfolio invests primarily in the common stock of small and medium-size domestic companies that have Market Capitalizations well below that of the average company in the S&P 500 Index (the "Index") or $63 billion. The Adviser considers small companies to be those companies whose Market Capitalizations are less than the largest stock in the Russell 2000 Index or approximately $1.4 billion. The Adviser considers medium companies to be those companies whose Market Capitalizations range from $500 million to $8 billion.

In selecting securities for the Portfolio, the Adviser seek securities with significant price appreciation potential and attempt to identify companies that show above-average growth, as compared to long-term overall market growth. The Portfolio invests in companies that may be in a relatively early stage of development or may produce goods and services that have favorable prospects for growth due to increasing demand or developing markets. Frequently, such companies have a small management group and single product or product line expertise, which, in the view of the Adviser, may result in an enhanced entrepreneurial spirit and greater focus. The Adviser believe that such companies may develop into significant business enterprises and that an investment in such companies offers a greater opportunity for capital appreciation than an investment in larger, more established entities.

The Portfolio may invest up to 20% of its total assets in the securities of foreign issuers. See "Risk Considerations."

The principal risk factors associated with the Portfolio are currency risk, small company risk, foreign risk, and market risk. See "Risk Considerations."

SMALL COMPANY GROWTH PORTFOLIO

Small Company Growth Portfolio invests primarily in the common stock of small and medium-sized domestic companies that are either growing rapidly or completing a period of significant change. Small companies are those companies whose market capitalization is less than the largest stock in the Russell 2,000 Index or approximately $1.4 billion..

In selecting securities for the Portfolio, the Adviser seeks to identify companies that are rapidly growing (usually with relatively short operating histories) or that are emerging from a period of investor neglect by undergoing a dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or measures taken to close the gap between the company's share price and takeover/asset value.

The Portfolio will invest up to 10% of its total assets in securities of foreign companies. The Portfolio will not invest more than 10% of its total assets in the securities of a single issuer.

The principal risk factors associated with the Portfolio are currency risk, small company risk, foreign risk, and market risk. See "Risk Considerations."

SMALL COMPANY VALUE PORTFOLIO

The Small Company Value Portfolio seeks to provide long-term capitalization by investing primarily in smaller companies whose Market Capitalization is less than the largest stock in the Russell 2000 Index or approximately $1.4 billion. The Adviser focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with the Portfolio are index risk, leverage risk, and market risk. See "Risk Considerations."

SMALL CAP VALUE PORTFOLIO

Small Cap Value Portfolio seeks capital appreciation by investing in common stocks of smaller companies. The Portfolio will normally invest substantially all of its assets in securities of companies with Market Capitalizations of companies included in the Russell 2000 Index, which range from approximately $221.9 billion to approximately $1.4 billion. The Portfolio seeks higher growth rates and greater long-term returns by investing primarily in the common stock of smaller companies that the Adviser believes to be undervalued and likely to report a level of corporate earnings exceeding the level expected by investors

The Adviser values companies based upon both the price to earnings ratio of the company and a comparison of the public market value of the company to a proprietary model that values the company in the private market. In seeking companies that will report a level of earnings exceeding that expected by investors, the Adviser uses both quantitative and fundamental analysis. Among the factors, the Adviser considers are changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and the fundamental business outlook for the company.

The principal risk factors associated with the Portfolio are market risk and small company risk. See "Risk Considerations."

SMALL CAP INDEX PORTFOLIO

Small Cap Index Portfolio seeks to replicate the return of the S&P Small Cap 600 Index with minimum tracking error and to minimize transaction costs. Under normal circumstances, the Portfolio will hold stocks representing 100% of the capitalization-weighted market values of the S&P Small Cap 600 Index. The Adviser generally executes portfolio transactions to replicate the composition of the S&P Small Cap 600 Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents for the purpose of facilitating payment of the Portfolio's expenses or redemptions and may invest in index-futures contracts. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P Small Cap 600 Index.

The S&P Small Cap 600 Index tracks the total return performance of 600 common stocks which are chosen for inclusion in the S&P Small Cap 600 Index by S&P on a statistical basis. The 600 securities, most of which trade on the New York Stock Exchange, represent approximately 4% of the total market value of all U.S. common stocks. Each stock in the Small Cap Small Cap 600 Index is weighted by its market value. The S&P Small Cap 600 Index emphasizes smaller capitalizations and typically, companies included in the S&P Small Cap 600 Index may not be the largest nor most dominant firms in their respective industries.

S&P does not sponsor, sell, promote, or endorse the Portfolio. S&P does not warrant that the S&P Small Cap Index is a good investment, is accurate or complete, or will track general stock market performance.,

The principal investment risks associated with the Portfolio are leverage risk, market risk, and index risk. See "Risk Considerations.")


INTERNATIONAL PORTFOLIO

International Portfolio seeks to provide long-term capital appreciation by investing directly or indirectly in high-quality companies based outside the United States. The Portfolio selects its investments on the basis of their potential for capital appreciation without regard to current income. The Portfolio may also invest in the securities of domestic closed-end investment companies that invest primarily in foreign securities and may invest in debt obligations of foreign governments or their political subdivisions, agencies, or instrumentalities, of supranational organizations, and of foreign corporations. The Portfolio's investments are generally diversified among securities of issuers in foreign countries including, but not limited to Japan, Germany, the United Kingdom, France, the Netherlands, Hong Kong, Singapore, and Australia. In general, the Portfolio will invest only in securities of companies and governments in countries that the Adviser, in its judgment, considers both politically and economically stable. The Portfolio has no limit on the amount of its assets that may be invested in any one type of foreign instrument or in any foreign country; however, to the extent the Portfolio concentrates its assets in a foreign country, it will incur greater risks.

Under normal circumstances, International Portfolio will invest substantially all of its assets, but not less than 65% of its net assets, in equity securities of companies domiciled outside the United States. The Portfolio may purchase preferred stock and convertible debt securities, including convertible preferred stock. The Portfolio also may enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates and may purchase American Depository Receipts, European Depository Receipts or other similar securities of foreign issuers..

The principal risks associated with the Portfolio are credit risk, geographic concentration risk, market risk, currency risk, interest rate risk, prepayment risk, foreign risk, and leverage risk. See "Risk Considerations."


ADDITIONAL INVESTMENT POLICIES

DOWNGRADED SECURITIES


Each Portfolio may retain a security whose rating has been lowered (or a security of comparable quality to a security whose rating has been lowered) below a Portfolio's lowest permissible rating category if the Portfolio's Adviser determines that retaining the security is in the best interests of the Portfolio. Because a downgrade often results in a reduction in the market price of the security, sale of a downgraded security may result in a loss.



TEMPORARY DEFENSIVE POSITION


To respond to adverse market, economic, political, or other conditions, each Portfolio may assume a temporary defensive position and invest without limit in cash and cash equivalents. When a Portfolio makes temporary defensive investments, it may not be invested so as to achieve its investment objective.



PORTFOLIO TRANSACTIONS


From time to time, a Portfolio may engage in active short-term trading to take advantage of price movements affecting individual issues, groups of issues or markets. Higher portfolio turnover rates may result in increased brokerage costs and a possible increase in short-term capital gains or losses..

The frequency of portfolio transactions for each Portfolio is contained in the annual report for those Portfolios included in the SAI. The portfolio turnover rate of a Portfolio will vary from year to year depending upon a variety of factors. An annual portfolio turnover rate of 100% would occur if all of the securities in a Portfolio were replaced once in a period of one year. No Portfolio anticipate its turnover rate will exceed 100%.


YEAR 2000 AND EURO

The Portfolios could be adversely affected if the computer systems used by the Advisers and other service providers (and in particular foreign service providers) to the Portfolios do not properly process and calculate date-related information and data from and after January 1, 2000 or information regarding the new common currency of the European Union. The Year 2000 and Euro issues also may adversely affect the Funds' investments.

Norwest, Schroder and Forum Financial Group are taking steps to address the Year 2000 and Euro issues for their computer systems and to obtain reasonable assurances that comparable steps are being taken by the Portfolios' other major service providers. While the Portfolios do not anticipate any adverse effect on their computer systems from the Year 2000 issue, there can be no assurance that these steps will be sufficient to avoid any adverse impact on the Portfolios.

RISK CONSIDERATIONS

This section describes the principal risks that may apply to the Portfolios. Each Portfolio's exposure to these risks depends upon its specific investment profile. See "Investment Objectives" and "Investment Policies."

CREDIT RISK

The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise be unable to honor a financial obligation. This risk is greater for Non-Investment grade securities.

CURRENCY RISK

The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect a Portfolio's investments.

FOREIGN RISK

The risk that foreign investments may be subject to political and economic instability, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, or nationalization, increased taxation or confiscation of investors' assets. This risk may be greater for investments in issuers in emerging or developing markets.

GEOGRAPHIC CONCENTRATION RISK

The risk that factors adversely affecting a Portfolio's investments in issuers located in a state, country or region will affect the Portfolio's net asset value more than would be the case if the Portfolio had made more geographically diverse investments.

INDEX RISK

The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.

INTEREST RATE RISK

The risk that changes in interest rates may affect the value of your investment. With fixed-rate securities, including Municipal Securities and U.S. Government Securities, an increase in interest rates typically causes the value of a Portfolio's fixed-rate securities to fall, while a decline in interest rates may produce an increase in the market value of the securities. Because of this risk, an investment in a Portfolio that invests in fixed-income securities is subject to risk even if all the fixed-income securities in the Portfolio's portfolio are paid in full at maturity. Changes in interest rates will affect the value of longer-term fixed-income securities more than shorter-term securities.

LEVERAGE RISK

The risk that some transactions may multiply smaller market movements into large changes in a Portfolio's net asset value. This risk may occur when a Portfolio borrows money or enters into transactions that have a similar economic effect, such as short sales or forward commitment transactions. This risk also may occur when a Portfolio makes investments in certain derivative instruments.

MARKET RISK

The risk that the market value of a Portfolio's investments will fluctuate as the stock and bond markets fluctuate generally. Market risk may affect a single issuer, industry or section of the economy or may affect the market as a whole.

PREPAYMENT RISK

The risk that issuers will prepay fixed rate securities when interest rates fall, forcing the Portfolio to invest in securities with lower interest rates than the prepaid securities. For a Portfolio investing in mortgage- and other asset-backed securities, this is also the risk that a decline in interest rates may result in holders of the assets backing the securities to prepay their debts, resulting in potential losses in these securities' values and yield. Alternatively, rising interest rates may reduce the amount of prepayments on the assets backing these securities, causing the Portfolio's average maturity to rise and increasing the Portfolio's sensitivity to rising interest rates and potential for losses in value.

SMALL COMPANY RISK

The risk that investments in smaller companies may be more volatile than investments in larger companies. Smaller companies may have higher failure rates than larger companies. A small company's securities may be hard to sell because the trading volume of the securities of smaller companies is normally lower than that of larger companies. Short term changes in the demand for the securities of smaller companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more in response to selling pressure.


MANAGEMENT OF THE PORTFOLIOS

TRUSTEES AND OFFICERS


The business of the Trust is managed under the direction of the Board of Trustees. Forum Administrative Services, LLC ("FAdS"), the Portfolios' administrator, provides persons satisfactory to the Board to serve as officers of the Trust. Part B contains general background information about each Trustee and officer of the Trust.


INVESTMENT ADVISERS


Norwest serves as investment adviser of each Portfolio except International Portfolio. In this capacity, Norwest makes investment decisions for and administers the Portfolios' investment programs. Norwest is located at Norwest Center, Sixth Street and Marquette, Minneapolis, Minnesota 55479,

Schroder is the investment adviser for International Portfolio. In this capacity. Schroder makes investment decisions for and administers the Portfolio's investment programs.. Schroder is located at 787 Seventh Avenue, New York, New York 10019.,


SUBADVISERS


Norwest and certain Portfolios have retained investment subadvisers to make investment decisions for and administer the investment programs of those Portfolios. Norwest decides which portion of the assets of a Portfolio the subadviser should manage and supervises the subadvisers' performance of their duties. The subadvisers are:

PORTFOLIO                                SUBADVISER
Positive Return Bond Portfolio           Peregrine
Stable Income Portfolio                  Galliard
Managed Fixed Income Portfolio           Galliard
Strategic Value Bond Portfolio           Galliard

Large Company Growth Portfolio           Peregrine
Disciplined Growth Portfolio             Smith
Small Company Stock Portfolio            Crestone
Small Company Growth Portfolio           Peregrine
Small Company Value Portfolio            Peregrine
Small Cap Value Portfolio                Smith

Galliard, Crestone, Peregrine and Smith make investment decisions for the Portfolios to which they act as investment subadviser and continuously review, supervise and administer those Portfolios' investment programs with respect to that portion, if any, of the Portfolios assets that Norwest believes should be managed by the Subadviser. Currently, each Subadviser manages all of the assets of each Portfolio that they subadvise.



Galliard, which is located at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479, is an investment advisory subsidiary of Norwest Bank. Galliard provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities.

Crestone, which is located at 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111, is an investment adviser subsidiary of Norwest Bank. Crestone provides investment advice regarding companies with small market capitalization to various clients, including institutional investors.

Peregrine, which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402, is an investment adviser subsidiary of Norwest Bank. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings-investment plans and 401(k) plans.


Smith Asset Management Group, L.P. , which is located at 300 Crescent Court, Suite 750, Dallas, Texas 75201 is an investment advisory affiliate of Norwest Bank. Smith provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net worth individuals using a disciplined equity style


PORTFOLIO MANAGERS


The following persons, are primarily responsible for day-to-day management of the Portfolios and, unless otherwise noted, have been since the inception of the Portfolio.

MONEY MARKET PORTFOLIO/PRIME MONEY MARKET PORTFOLIO - David D. Sylvester, Laurie
R. White, Robert G. Leuty (1998). Mr. Sylvester has been associated with Norwest or its affiliates since 1979 and is currently a Managing Director -- Reserve Asset Management. Ms. White has been associated with Norwest or its affiliates since 1991 and is a Director -- Reserve Asset Management. Mr. Leuty has been associated with Norwest or its affiliates since 1992 and is Senior Portfolio Manager of Norwest.

POSITIVE  RETURN  BOND  PORTFOLIO  - William D. Giese,  CFA and  Patricia  Burns
(1998). Mr. Giese has been associated with Norwest or its affiliates since 1982. Mr. Giese is a Senior Vice President of Peregrine, has been a portfolio manager at Peregrine for more than ten years, and has over 20 years experience in fixed income securities management. Ms. Burns has been associated with Norwest or its affiliates since 1983. Ms. Burns is a Senior Vice President of Peregrine and has been a portfolio manager at Peregrine for more than ten years.

STABLE INCOME PORTFOLIO - Karl P. Tourville. Mr. Tourville has been associated with Norwest or its affiliates since 1986. Mr. Tourville has been a managing partner of Galliard since 1995.

STRATEGIC VALUE BOND PORTFOLIO - Richard Merriam, CFA, John Huber (1998), and David Yim (1998). Mr. Merriam has been associated with Norwest or its affiliates since 1995. Mr. Merriam has been a managing partner of Galliard since 1995 and is responsible for investment process and strategy. Mr. Merriam was previously chief investment officer of Insight Investment Management. John Huber has been associated with Norwest of its affiliates since 1991. Mr. Huber has been a Portfolio Manager and Corporate Trading Specialist at Galliard since 1995 and has been in investment management since 1991. David Yim has been associated with Norwest or its affiliates since 1995. Mr. Yim has been a Portfolio Manager and Credit Research Specialist at Galliard since 1995 and previously worked for American Express Financial Advisors as a research analyst.

MANAGED FIXED INCOME PORTFOLIO - Richard Merriam, CFA and Ajay Mirza (1998). For a description of Mr. Merriam, see "Strategic Value Bond Portfolio." Mr. Mirza has been associated with Norwest or its affiliates since 1995. Mr. Mirza has been a Portfolio Manager and Mortgage Specialist with Galliard since 1995. Before joining Galliard, Mr. Mirza was a research analyst at Insight Investment Management and at Lehman Brothers.


SMALL CAP INDEX PORTFOLIO -- David D. Sylvester and Laurie R. White. For a description of Mr. Sylvester and Ms. White, see "Money Market Portfolio/Prime Money Market Portfolio."

INDEX PORTFOLIO - David D. Sylvester (1996) and Laurie R. White (1996). For a description of Mr. Sylvester and Ms. White, see "Money Market Portfolio/Prime Money Market Portfolio."

INCOME EQUITY PORTFOLIO - David L. Roberts, CFA and Gary J. Dunn. Mr. Roberts has been associated with Norwest or its affiliates since 1972. Mr. Roberts is a Managing Director, Equities of Norwest. Mr. Dunn has been associated with Norwest or its affiliates since 1979. Mr. dunn is a Director of Institutional Investments of Norwest.

LARGE COMPANY GROWTH PORTFOLIO - John S. Dale, CFA and Gary E. Nussbaum (1998). Mr. Dale has been associated with Norwest or its affiliates since 1968. Mr. Dale is a Senior Vice President of Peregrine. since 1968. Mr. Nussbaum has been associated with Norwest since 1990. Mr. Nussbaum is a Senior Vice President of Peregrine.

DISCIPLINED GROWTH PORTFOLIO/SMALL CAP VALUE PORTFOLIO - Stephen S. Smith, CFA. Mr. Smith has been associated with Norwest since 1997. Mr. Smith has been a Chief Investment Officer and principal of Smith Group since 1995. Mr. Smith previously served as senior portfolio manger with NationsBank and in several capacities with AIM Management Company's Summit Fund.

SMALL COMPANY STOCK PORTFOLIO - Kirk McCown, CFA. Mr. McCown has been associated with Norwest or its affiliates since 1993. Mr. McCown is the founder, President and a Director of Crestone. Mr. McCown has been associated with Norwest or its affiliates since 1990.

SMALL COMPANY GROWTH PORTFOLIO - Robert B. Mersky, CFA and Paul E. von Kuster, CFA(1998). Mr. Mersky has been associated with Norwest or its affiliates since 1968. Mr. Mersky is the President of Peregrine. Mr. von Kuster has been associated with Norwest or its affiliates since 1972. Mr. von Kuster is a Senior Vice President of Peregrine.

SMALL COMPANY VALUE PORTFOLIO - Tasso H. Coin, Jr. and Douglas G. Pugh. Mr. Coin has been associated with Norwest or its affiliates since 1995. Mr. Coin has been a Senior Vice President of Peregrine since 1995. From 1992 to 1995 he was a research officer at Lord Asset Management. Mr. Pugh has been associated with Norwest or its affiliates since 1997. Mr. Pugh is a Senior Vice President of Peregrine. Before joining Peregrine, Mr. Pugh was a senior equity analyst and portfolio manager for Advantus Capital Management and an analyst with Kemper Corporation. Mr. Pugh has been associated with Norwest or its affiliates since 1997.

INTERNATIONAL PORTFOLIO - Michael Perelstein (1997). Mr. Perelstein has been associated with Schroder or its affiliates since 1997. Mr. Perelstein has been a Senior Vice President of Schroder since January 1997. Previously, Mr. Perelstein was a Managing Director at MacKay Shields.

ADVISORY FEES

For their services, Norwest and Schroder receive investment advisory fees from the Portfolios at the following annual rates of the Portfolio's average daily net assets.

PORTFOLIO                           INVESTMENT ADVISORY FEE


Prime Money Market Portfolio        0.40% of the first $300 million of assets;
                                    0.36% for next $400 million;
                                    0.32% of remaining assets

Money Market Portfolio              0.20% of the first $300 million of assets;
                                    0.16% for next $400 million;
                                    0.12% of remaining assets
Stable income Portfolio             0.30%
Managed Fixed Income Portfolio      0.35%
Positive Return Bond Portfolio      0.35%
Strategic Value Bond Fund           0.50%
Index Portfolio                     0.15%
Income Equity Portfolio             0.50%
Large Company Growth Portfolio      0.65%
Disciplined Growth Portfolio        0.90%
Small Company Stock Portfolio       0.90%
Small Company Growth Portfolio      0.90%
Small Company Value Portfolio       0.90%
Small Cap Value Portfolio           0.95%
Small Cap Index Portfolio           0.25%
International Portfolio             0.45%


Norwest (and not the Portfolios) pays each Subadviser a fee for their investment subadvisory services. This compensation does not increase the amount paid by the Portfolios to Norwest for investment advisory services.

Each Adviser places orders for the purchase and sale of assets they manage with brokers and dealers selected by and in the discretion of the respective Adviser. Subject to seeking the most favorable price and execution available, a Portfolio may conduct brokerage transactions through certain affiliates of its Adviser. The Trust has adopted policies to ensure that these transactions are reasonable and fair and that the commission charged are comparable to those charged by non-affiliated qualified broker-dealers.A Portfolio may pay higher than the lowest available commission rates when an Adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.


CUSTODIAN


Norwest Bank serves as the custodian for each Portfolio and may appoint subcustodians to custody foreign securities and other assets held in foreign countries. For its custodial services, Norwest Bank receives a fee with respect to each Portfolio at an annual rate of 0.02% of the first $100 million of the Portfolio's average daily net assets, 0.015% of the next $100 million of the Portfolio's average daily net assets and 0.01% of the Portfolio's remaining average daily net assets. With respect to International Portfolio, Norwest receives a fee at an annual rate of 0.07% of the Portfolio's average daily net assets Norwest has appointed Morgan Stanley Trust Company as the sub-custodian for International Portfolio, which employs foreign subcustodians to maintain International Portfolio's foreign assets outside the United States


ADMINISTRATOR, INTERESTHOLDER RECORDKEEPER AND FUND ACCOUNTANT


FAdS supervises the overall management of the Portfolios, including the Portfolios' receipt of services for which the Trust is obligated to pay, and provides the Trust and Portfolios' with general office facilities pursuant to an Administration Agreement with the Trust. As of June 30, 1998, FAdS and its affiliates provided management and administrative services to registered investment companies and collective investment funds with assets of approximately $38 billion. For its services FAdS receives a fee with respect to each Portfolio (other than International Portfolio) at an annual rate of 0.05% of the Portfolio's average daily net assets. With respect to International Portfolio, FAdS receives a fee at an annual rate of 0.15% of the Portfolio's average daily net assets.

Forum Accounting Services, LLC ("FAcSis the Trust's interestholder recordkeeper and fund accountant. FAcS is an affiliate of FAdS. For its services, FAcS receives a base fee of $48,000 per year for each Portfolio plus additional amounts depending on the assets of the Portfolio, the number of interestholders of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio.

FAdS and FAcS are located at Two Portland Square, Portland, Maine 04101.


EXPENSES


Each Portfolio is obligated to pay for all of its expenses. Each Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the Portfolios in proportion to their average net assets or as otherwise determined by the Board. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees; costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios.

DESCRIPTION OF BENEFICIAL INTERESTS

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue Interests in separate series of the Trust. The Trust currently has 21 series; the Trust reserves the right to create and issue additional series.

Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV"). In determining the outcome of interestholder votes, the Trust normally counts votes on a Interest by Interest basis. This means that shareholders of Portfolios with comparatively high net assets values will have a comparatively smaller impact on the outcome of votes by all of the Portfolios than do shareholders of Portfolios with comparatively low net asset values. An entity which holds in excess of 25% of a Portfolio's Interests is considered a "control person" of the Portfolio. Table 1 of Appendix A identifies the control persons of each Portfolio as of August 28, 1998.


Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, interests will be voted in the aggregate without reference to a particular Portfolio, except if the matter affects only one Portfolio or Portfolio voting is required, in which case interests will be voted separately by Portfolio. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.


A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.


Under the Portfolios' method of operations, they are not be subject to any income tax. However, each investor in a Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio's assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to Forum Financial Services, Inc. ("FFSI").

PURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

The NAV of each non-money market Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays, except New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas ("Business Day"). A Money Market Portfolio determines its net asset value as of 3:00P.M., Eastern Time, on a Portfolio Business Day. Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. All Portfolios, except the Money Market Portfolios, value portfolio securities at current market value of market quotations are readily available. If market quotations are not readily available, the Portfolios value those securities at fair value as determined by or pursuant to procedures adopted by the Board.

In order to maintain net asset value per share at $1.00, the Money Market Portfolios value their portfolio securities at amortized cost. Amortized cost valuation involves valuing an instruments at its cost and then assuming a constant amortization to maturity of any discount or premium. If the market value of a Money Market Portfolio deviates more than 1/2 of 1% from the value determined on the basis of amortized cost, the Board will consider whether to take any action to prevent any material affect on Interest holders.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's Interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and
(2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days.. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining net asset value.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

The exclusive placement agent for the Trust is FFSI. Please contact FFSI at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package. The Trust reserves the right to refuse any subscription for any reason.. Forum receives no compensation for serving as the exclusive placement agent for the Trust.


REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days.
Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.


Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.


PENDING LEGAL PROCEEDINGS

None

                                   APPENDIX A


                        CONTROL PERSONS OF THE PORTFOLIOS

All entities referenced in the Table are series of Norwest Advantage Funds, an open end management company. Norwest is the Adviser for the Norwest Advantage
Funds and is located at Norwest Center, Sixth Street and Marquete,  Minneapolis,
Minnesota 55479.


    PORTFOLIO                             CONTROL PERSON                        % OF PORTFOLIOS INTEREST

    Disciplined Growth Portfolio          Diversified Equity Fund               58.92%
    Income Equity Portfolio               Income Equity Fund                    69.87%
    Index Portfolio                       Index Fund                            57.97%
    International Portfolio               International Equity Fund             29.88%
                                          Growth Equity Fund                    32.01%
                                          Diversified Equity Fund               26.51%
    Large Company Growth Portfolio        Large Company Growth Fund             24.74%
                                          Growth Equity Fund                    33.73%
                                          Diversified Equity Fund               28.79%
    Managed Fixed Income Portfolio        Diversified Bond Fund                 20.74%
                                          Moderate Balanced Fund                28.15%
                                          Growth Balanced Fund                  32.58%

    Money Market Portfolio                Cash Investment Fund                  99.10%
    Positive Return Bond Portfolio        Moderate Balanced Fund                28.12%
                                          Growth Balanced Fund                  32.70%

    Prime Money Market Portfolio          Cash Investment Fund                  76.92%
    Small Company Stock Portfolio         Small Company Stock Fund              51.47%
                                          Growth Equity Fund                    26.33%

    Small Cap Value Portfolio             Growth Equity Fund                    50.70%
                                          Diversified Equity Fund               25.82%
    Stable Income Portfolio               Moderate Balanced Portfolio           24.76%
                                          Stable Value Fund                     62.08%
    Strategic Value Bond Portfolio        Total Return Bond Portfolio           47.37%
    Small Company Growth Portfolio        Small Company Growth Fund             82.56%
    Small Cap Value Portfolio             Growth Equity Fund                    50.07%
                                          Diversified Equity Fund               25.82%
    Small Company Index Portfolio         Growth Equity Fund                    55.42%
                                          Diversified Equity Fund               28.26%


                                     PART B

                              CORE TRUST (DELAWARE)


                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION


                                 October 1, 1998

This Part B to the Private Placement Memorandum (the "Statement of Additional Information" or "SAI") relates to beneficial interests in the PRIME MONEY MARKET PORTFOLIO, MONEY MARKET PORTFOLIO, POSITIVE RETURN BOND PORTFOLIO, STABLE INCOME
PORTFOLIO,  MANAGED FIXED INCOME  PORTFOLIO,   INDEX  PORTFOLIO,  INCOME EQUITY
PORTFOLIO, LARGE COMPANY GROWTH PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, INTERNATIONAL PORTFOLIO, STRATEGIC VALUE BOND PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, SMALL CAP VALUE PORTFOLIO and SMALL CAP INDEX PORTFOLIO (each a "Portfolio" and collectively, the "Portfolios") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company. This SAI asupplements Part A of the Private Placement Memorandum ("Part A") dated October 1, 1998, relating to the Portfolios.

This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolios. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Financial Services, Inc. ("Forum"), the Trust's Placement Agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including Part A and a subscription agreement. The Trust and the Placement Agent reserve the right to refuses to accept any subscription for any reason.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                              Page



         Introduction............................................2
         Investment Policies.....................................3
         Additional Investment Policies..........................29
         Management of the Trust.................................33
         Control Persons and Principal Holders of Securities.....34
         Investment Advisory and Other Services..................35
         Brokerage Allocation and Other Practices................38
         Capital Stock and Other Securities......................40
         Purchase, Redemption and Pricing of Securities..........40
         Tax Status..............................................41
         Underwriters............................................42
         Calculation of Performance Data.........................42
         Financial Statements....................................43
         Appendix A:  Descriptions of Securities Ratings.........A-1
         Appendix B:  Miscellaneous Tables.......................B-1

--------------------------------------------------------------------------------

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

INTRODUCTION

GLOSSARY

As used in Part B, the following terms shall have the meanings listed:


"Advisers" shall mean, collectively, Norwest, Schroder, Galliard, Crestone, Peregrine and Smith, as applicable, or, Norwest and any Subadviser.


"Board" shall mean the Board of Trustees of the Trust.


"CFTC" shall mean the U.S. Commodity Futures Trading Commission.


"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Crestone" shall mean Crestone Capital Management, Inc.


"Custodian" shall mean Norwest Bank Minnesota, N.A. acting in its capacity as custodian of a Portfolio.

"FAcS" shall mean Forum Accounting Services, LLC, the Trust's interestholder recordkeeper and Portfolio accountant.

"FAdS"  shall  mean  Forum   Administrative   Services,   LLC,  the  Portfolio's
administrator.

"Fitch" shall mean Fitch IBCA, Inc.

"Fixed Income Portfolios" shall mean Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, and Strategic Value Bond Portfolio.

"FFSI" shall mean Forum Financial Services, Inc., a registered broker-dealer and the Trust's Placement Agent.


"FAcS" shall mean Forum Accounting Services, LLC, the Trust's Portfolio accountant.


"Galliard" shall mean Galliard Capital Management, Inc.


Index Futures" shall mean futures contracts that relate to broadly-based stock indices.

"Money Market Portfolios" shall mean the Prime Money Market portfolio and Money Market Portfolio.


"Moody's" shall mean Moody's Investors Service, Inc.

"Norwest" shall mean Norwest Investment Management, Inc., a subsidiary of Norwest Bank Minnesota, N.A.


"Norwest Bank" shall mean "Norwest Bank Minnesota, N.A.," a subsidiary of Norwest Corporation and each Portfolio's custodian.


"NRSRO" shall mean a nationally recognized statistical rating organization.

"Peregrine" shall mean Peregrine Capital Management, Inc.


"Portfolio" shall mean Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income
Portfolio, , Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company

Value  Portfolio,  Strategic  Value Bond Portfolio,  Disciplined  Growth
Portfolio,   Small  Cap  Value   Portfolio,   Small  Cap  Index   Portfolio  and
International Portfolio, 16 separate portfolios of the Trust.


"Schroder" shall mean Schroder Capital Management Inc.


"Smith " shall mean Smith Asset Management Group, LP.


"SEC" shall mean the U.S. Securities and Exchange Commission.


"S&P" shall mean Standard & Poor's, A Division of the McGraw Hill Companies.

"Subadvisers" shall mean, collectively, Smith, Galliard, Crestone and Peregrine.


"Trust" shall mean Core Trust (Delaware), an open-end, management investment company registered under the 1940 Act.


"U.S. Government Securities" shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

"1933 Act" shall mean the Securities Act of 1933, as amended.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

INVESTMENT  POLICIES

Part A contains information about the investment objectives, policies and restrictions of each Portfolio. The following discussion is intended to supplement the disclosure in Part A concerning the Portfolios' investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.


SECURITY RATINGS INFORMATION

Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and other nationally recognized statistical rating organizations ("NRSROs") are private services that provide ratings of the credit quality of debt obligations, including convertible securities. A description of the range of ratings assigned to bonds and other securities by several NRSROs is included in Appendix A to this Statement of Additional Information. The Portfolios may use these ratings to determine whether to purchase, sell or hold a security. However, ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and rating may have different market prices. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings. An issuer's current financial condition may be better or worse than a rating indicates.

MONEY MARKET PORTFOLIO MATTERS

The Money Market Portfolios invest only in high quality, short-term money market instruments determined by the Adviser, under procedures adopted by the Board, to be eligible for purchase and to present minimal credit risks. Each Portfolio will invest only in U.S. dollar-denominated instruments that have a remaining maturity of 397 days or less (as calculated pursuant to Rule 2a-7 under the 1940
Act) and will maintain a dollar-weighted average portfolio maturity of 90 days or less. Securities with ultimate maturities of greater than 397 days may be purchased in accordance with Rule 2a-7. Under that Rule, only those long-term instruments that have demand features which comply with certain requirements and certain variable rate U.S. Government Securities, as described below, may be purchased. The securities in which the Portfolios may invest may have fixed, variable or floating rates of interest.

Except to the limited extent permitted by Rule 2a-7 and except for U.S. Government Securities, no Portfolio will invest more than 5% of its total assets in the securities of any one issuer. Also, a Portfolio may not purchase a security if the value of all securities held by the Portfolio and issued or guaranteed by the same issuer (including letters of credit in support of a security) would exceed 10% of the issuers voting securities. In addition, to ensure adequate liquidity, no Portfolio may invest more than 10% of its net assets in illiquid securities, including repurchase agreements maturing in more than seven days.

As used herein, high quality instruments include those that: (1) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in one of the two highest rating categories by two NRSROs or, if only one NRSRO has issued a rating, by that NRSRO; or (2) are otherwise unrated and determined by the Adviser, pursuant to guidelines adopted by the Board, to be of comparable quality. Each Portfolio will invest at least 95% of its total assets in securities in the highest rating category as determined pursuant to Rule 2a-7.

The market value of the interest-bearing debt securities held by the Portfolios, including municipal securities, will be affected by changes in interest rates. There is normally an inverse relationship between the market value of securities sensitive to prevailing interest rates and actual changes in interest rates; (i.e., a decline in interest rates produces an increase in market value, while an increase in rates produces a decrease in market value.) Moreover, the longer the remaining maturity of a security, the greater will be the effect of interest rate changes on the market value of that security. In addition, changes in the ability of an issuer to make payments of interest and principal and in the market's perception of an issuer's creditworthiness will also affect the market value of the debt securities of that issuer. Obligations of issuers of debt securities, including municipal securities, are also subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. The possibility exists, therefore, that, as a result of bankruptcy, litigation or other conditions, the ability of any issuer to pay, when due, the principal of and interest on its debt securities may be materially affected.

Although each Portfolio only invests in high quality money market instruments, an investment in the Portfolio is subject to risk even if all securities in the Portfolio's portfolio are paid in full at maturity. All money market instruments, including U.S. Government Securities, can change in value as a result of changes interest rates and/or the issuer's actual or perceived creditworthiness.

Each Money Market Portfolio may not invest in a security that has received, or is deemed comparable in quality to a security that has received, the second highest rating by the requisite number of NRSROs (a "second tier security") if immediately after the acquisition thereof the Portfolio would have invested more than (A) the greater of one percent of its total assets or one million dollars in securities issued by that issuer which are second tier securities, or (B) five percent of its total assets in second tier securities.

Immediately after the acquisition of any put, no more than five percent of a Money Market Portfolio's total assets may be invested in securities issued by or subject to conditional puts from the same institution and no more than ten percent of a Money Market Portfolio's total assets may be invested in securities issued by or subject to unconditional puts (including guarantees) from the same institution.

COMMON STOCK AND PREFERRED STOCK

EQUITY PORTFOLIOS. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters. They are not creditors of the company, but rather, upon liquidation of the company are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and, if applicable, preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, generally, as to the recovery of investment. A preferred stockholder is a shareholder in the company and not a creditor of the company as is a holder of the company's fixed income securities. Dividends paid to common and preferred stockholders are distributions of the earnings of the company and not interest payments, which are expenses of the company. Equity securities owned by a Portfolio may be traded on a securities exchange or in the over-the-counter market and may not be traded every day or in the volume typical of securities traded on a major national securities exchange. As a result, disposition by a Portfolio of a portfolio security to meet redemptions by shareholders or otherwise may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over an extended period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth.

EQUITY-LINKED SECURITIES

EQUITY PORTFOLIOS. Equity-linked securities are securities that are convertible into or based upon the value of, equity securities upon certain terms and conditions. The following are three examples of equity-linked securities.

Preferred Equity Redemption Cumulative Stock ("PERCS") technically are preferred stock with some characteristics of common stock. PERCS are mandatory convertible into common stock after a period of time, usually three years, during which the investors' capital gains are capped, usually at 30%. Commonly, PERCS may be redeemed by the issuer either at any time or when the issuer's common stock is trading at a specified price level or better. The redemption price starts at the beginning of the PERCS' duration period at a price that is above the cap by the amount of the extra dividends the PERCS holder is entitled to receive relative to the common stock over the duration of the PERCS and declines to the cap price shortly before maturity of the PERCS. In exchange for having the cap on capital gains and giving the issuer the option to redeem the PERCS at any time or at the specified common stock price level, a Fund may be compensated with a substantially higher dividend yield than that on the underlying common stock. Funds that seek current income find PERCS attractive because a PERCS provides a higher dividend income than that paid with respect to a company's common stock.

Equity-Linked Securities ("ELKS") differ from ordinary debt securities, in that the principal amount received at maturity is not fixed but is based on the price of the issuer's common stock. ELKS are debt securities commonly issued in fully registered form for a term of three years under an indenture trust. At maturity, the holder of ELKS will be entitled to receive a principal amount equal to the lesser of a cap amount, commonly in the range of 30% to 55% greater than the current price of the issuer's common stock, or the average closing price per share of the issuer's common stock, subject to adjustment as a result of certain dilution events, for the 10 trading days immediately prior to maturity. Unlike PERCS, ELKS are commonly not subject to redemption prior to maturity. ELKS usually bear interest during the three-year term at a substantially higher rate than the dividend yield on the underlying common stock. In exchange for having the cap on the return that might have been received as capital gains on the underlying common stock, the Investment Fund may be compensated with the higher yield, contingent on how well the underlying common stock does. Funds that seek current income find ELKS attractive because ELKS provide a higher dividend income than that paid with respect to a company's common stock.

Liquid Yield Option Notes ("LYONs") differ from ordinary debt securities in that the amount received prior to maturity is not fixed but is based on the price of the issuer's common stock. LYONs are zero-coupon notes that sell at a large discount from face value. For an investment in LYONs, a Fund will not receive any interest payments until the notes mature, typically in 15 or 20 years, when the notes are redeemed at face, or par, value. The yield on LYONs, typically, is lower-than-market rate for debt securities of the same maturity, due in part to the fact that the LYONs are convertible into common stock of the issuer at any time at the option of the holder of the LYON. Commonly, LYONs are redeemable by the issuer at any time after an initial period or if the issuer's common stock is trading at a specified price level or better, or, at the option of the holder, upon certain fixed dates. The redemption price typically is the purchase price of the LYONs plus accrued original issue discount to the date of redemption, which amounts to the lower-than-market yield. A Fund will receive only the lower-than-market yield unless the underlying common stock increases in value at a substantial rate. LYONs are attractive to investors when it appears that they will increase in value due to the rise in value of the underlying common stock.

WARRANTS

EQUITY PORTFOLIOS. A warrant is an option to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time. The price of warrants does not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. Unlike convertible securities and preferred stocks, warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the underlying security to reach a level at which the warrant can be prudently exercised. To the extent that the market value of the security that may be purchased upon exercise of the warrant rises above the exercise price, the value of the warrant will tend to rise. To the extent that the exercise price equals or exceeds the market value of such security, the warrants will have little or no market value. If a warrant is not exercised within the specified time period, it will become worthless and the Portfolio will lose the purchase price paid for the warrant and the right to purchase the underlying security.

CONVERTIBLE SECURITIES

Strategic Value Bond Portfolio and Equity Portfolios. Convertible securities, which include convertible debt, convertible preferred stock and other securities exchangeable under certain circumstances for shares of common stock, are fixed income securities or preferred stock which generally may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible debt securities in that they ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers. These securities are usually senior to common stock in a company's capital structure, but usually are subordinated to non-convertible debt securities. In general, the value of a convertible security is the higher of its investment value (its value as a fixed income security) and its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. The value of a convertible security is, however, also influenced by the value of the underlying common stock.

Although no securities investment is without some risk, investment in convertible securities generally entails less risk than in the issuer's common stock. However, the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities have unique investment characteristics in that they generally: (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying stocks since they have fixed income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its "investment value" (determined by a comparison of its yield with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value and generally the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. In addition, a convertible security generally will sell at a premium over its conversion value determined by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by the Portfolio is called for redemption, the Portfolio will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

FIXED INCOME INVESTMENTS

ALL PORTFOLIOS. Yields on fixed income securities, including municipal securities, are dependent on a variety of factors, including the general conditions of the money market and other fixed income securities markets, the size of a particular offering, the maturity of the obligation and the rating of the issue. An investment in a Portfolio that invests in fixed income securities is subject to risk even if all fixed income securities in the Portfolio's portfolio are paid in full at maturity. All fixed income securities, including U.S. Government Securities, can change in value when there is a change in interest rates or the issuer's actual or perceived creditworthiness or ability to meet its obligations.

There is normally an inverse relationship between the market value of securities sensitive to prevailing interest rates and actual changes in interest rates. In other words, an increase in interest rates produces a decrease in market value. The longer the remaining maturity (and duration) of a security, the greater will be the effect of interest rate changes on the market value of that security. Changes in the ability of an issuer to make payments of interest and principal and in the markets' perception of an issuer's creditworthiness will also affect the market value of the debt securities of that issuer. Obligations of issuers of fixed income securities (including municipal securities) are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Reform Act of 1978. In addition, the obligations of municipal issuers may become subject to laws enacted in the future by Congress, state legislatures, or referenda extending the time for payment of principal and/or interest, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. Changes in the ability of an issuer to make payments of interest and principal and in the market's perception of an issuer's creditworthiness will also affect the market value of the debt securities of that issuer. The possibility exists, therefore, that, the ability of any issuer to pay, when due, the principal of and interest on its debt securities may become impaired.

A Portfolio may invest in fixed income securities include those issued by the governments of foreign countries or by those countries' political subdivisions, agencies or instrumentalities as well as by supranational organizations such as the International Bank for Reconstruction and Development and the Inter-American Development Bank if the Adviser believes that the securities do not present risks inconsistent with a Portfolios' investment objective.

The corporate debt securities in which the Portfolios may invest include corporate bonds and notes and short-term investments such as commercial paper and variable rate demand notes. Commercial paper (short-term promissory notes) is issued by companies to finance their or their affiliate's current obligations and is frequently unsecured. Variable and floating rate demand notes are unsecured obligations redeemable upon not more than 30 days' notice. These obligations include master demand notes that permit investment of fluctuating amounts at varying rates of interest pursuant to a direct arrangement with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay the outstanding principal amount of the obligations upon a specified number of days' notice. These obligations generally are not traded, nor generally is there an established secondary market for these obligations. To the extent a demand note does not have a 7 day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security.

U.S. GOVERNMENT SECURITIES

ALL PORTFOLIOS. The Portfolios may invest in U.S. Government Securities that are U.S. Treasury Securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities and backed by the full faith and credit of the U.S. Government, such as those guaranteed by the Small Business Administration or issued by the Government National Mortgage Association. In addition, Portfolios may invest in U.S. Government Securities that are supported primarily or solely by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Tennessee Valley Authority. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the U.S. Government's full faith and credit. A Portfolio will invest in the obligations of such agencies or instrumentalities only when Norwest believes that the credit risk with respect thereto is consistent with the Portfolio's investment policies.

BANK OBLIGATIONS

All Portfolios. A Portfolio may invest in obligations of financial institutions, including negotiable certificates of deposit, bankers' acceptances and time deposits of U.S. banks (including savings banks and savings associations), foreign branches of U.S. banks, foreign banks and their non-U.S. branches (Eurodollars), U.S. branches and agencies of foreign banks (Yankee dollars), and wholly-owned banking-related subsidiaries of foreign banks.

A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date. Time deposits are non-negotiable deposits with a banking institution that earn a specified interest rate over a given period. Certificates of deposit and fixed time deposits, which are payable at the stated maturity date and bear a fixed rate of interest, generally may be withdrawn on demand by the Portfolio but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation and could reduce the Portfolio's yield. Although fixed-time deposits do not in all cases have a secondary market, there are no contractual restrictions on the Portfolio's right to transfer a beneficial interest in the deposits to third parties. Deposits subject to early withdrawal penalties or that mature in more than seven days are treated as illiquid securities if there is no readily available market for the securities. A Portfolio's investments in the obligations of foreign banks and their branches, agencies or subsidiaries may be obligations of the parent, of the issuing branch, agency or subsidiary, or both. Investments in foreign bank obligations are limited to banks and branches located in countries which the Advisers believe do not present undue risk.

The Portfolios may invest in Eurodollar certificates of deposit, which are U.S. dollar denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Yankee certificates of deposit, which are certificates of deposit issued by a U.S. branch of a foreign bank denominated in U.S. dollars and held in the United States; Eurodollar time deposits ("ETDs"), which are U.S. dollar denominated deposits in a foreign branch of a U.S. bank or a foreign bank; and Canadian time deposits, which are essentially the same as ETDs, except that they are issued by Canadian offices of major Canadian banks.

Investments in instruments of foreign banks, branches or subsidiaries may involve certain risks, including future political and economic developments, the possible imposition of foreign withholding taxes on interest income payable on such securities, the possible seizure or nationalization of foreign deposits, differences from domestic banks in applicable accounting, auditing and financial reporting standards, and the possible establishment of exchange controls or other foreign governmental laws or restrictions applicable to the payment of certificates of deposit or time deposits which might affect adversely the payment of principal and interest on such securities held by the Portfolio.

SHORT TERM DEBT SECURITIES/COMMERCIAL PAPER

ALL PORTFOLIOS EXCEPT THE MONEY MARKET PORTFOLIOS. Except for the Money Market Portfolios, each Portfolio may assume a temporary defensive position and may invest without limit in commercial paper that is rated in one of the two highest rating categories by an NRSRO or, if not rated, determined by the Adviser to be of comparable quality. Certain additional Portfolios may invest in commercial paper as an investment and not as a temporary defensive position. Except as noted below with respect to variable master demand notes, issues of commercial paper normally have maturities of less than nine months and fixed rates of return.

Variable amount master demand notes are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. Because master demand notes are direct lending arrangements between a Portfolio and the issuer, they are not normally traded. Although there is no secondary market in the notes, the Portfolio may demand payment of principal and accrued interest at any time. Variable amount master demand notes must satisfy the same criteria as set forth above for commercial paper.

GUARANTEED INVESTMENT CONTRACTS

The FIXED INCOME PORTFOLIOS may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit Portfolio of the insurance company's general account. The insurance company then credits to the deposit Portfolio on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit Portfolio. A Portfolio will purchase a GIC only when the Adviser has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment. The term of a GIC will be one year or less.

In determining the average weighted portfolio maturity of a Portfolio, a GIC will be deemed to have a maturity equal to the period of time remaining until the next readjustment of the guaranteed interest rate. The interest rate on a GIC may be tied to a specified market index and is guaranteed not to be less than a certain minimum rate.

ZERO COUPON SECURITIES

All Portfolios. A Portfolio may invest in Treasury Bills and separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury. The separately traded components are traded independently under the Treasury's Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program or as Coupons Under Book Entry Safekeeping ("CUBES"). The
Portfolios may invest in other types of related zero-coupon securities. For instance, a number of banks and brokerage firms separate the principal and interest portions of U.S. Treasury securities and sell them separately in the form of receipts or certificates representing undivided interests in these instruments. These instruments are generally held by a bank in a custodial or trust account on behalf of the owners of the securities and are known by various names, including Treasury Receipts ("TRs"), Treasury Investment Growth Receipts ("TIGRs") and Certificates of Accrual on Treasury Securities ("CATS"). For the purpose solely of an investment policy of investing at least 65% of a Portfolio's assets in U.S. Government Securities, such securities are currently not deemed to be U.S. Government Securities but rather securities issued by the bank or brokerage firm involved. Zero-coupon securities also may be issued by corporations and municipalities.

Zero coupon securities are sold at original issue discount and pay no interest to holders prior to maturity. These securities usually trade at a deep discount from their face or par value and will be subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities which make current distributions of interest. Federal tax law requires that a Portfolio accrue a portion of the discount at which a zero-coupon security was purchased as income each year even though the Portfolio receives no interest payment in cash on the security during the year. Interest on these securities, however, is reported as income by the Portfolio and must be distributed to its shareholders. The Portfolios distribute all of their net investment income, and may have to sell portfolio securities to distribute imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

MUNICIPAL SECURITIES

MONEY MARKET PORTFOLIOS AND FIXED INCOME PORTFOLIOS. Municipal securities are issued by the states, territories and possessions of the United States, their political subdivisions (such as cities, counties and towns) and various authorities (such as public housing or redevelopment authorities), instrumentalities, public corporations and special districts (such as water, sewer or sanitary districts) of the states, territories and possessions of the United States or their political subdivisions. In addition, municipal securities include securities issued by or on behalf of public authorities to finance various privately operated facilities, such as industrial development bonds or other private activity bonds that are backed only by the assets and revenues of the non-governmental user (such as manufacturing enterprises, hospitals, colleges or other entities).

The Portfolios may invest in municipal bonds, notes and leases. Municipal securities may be zero-coupon securities. Yields on municipal securities are dependent on a variety of factors, including the general conditions of the municipal security markets and the fixed income markets in general, the size of a particular offering, the maturity of the obligation and the rating of the issue. The achievement of a Portfolio's investment objective is dependent in part on the continuing ability of the issuers of municipal securities in which the Portfolio invests to meet their obligations for the payment of principal and interest when due.

Municipal securities historically have not been subject to registration with the SEC, although there have been proposals which would require registration in the future.

MUNICIPAL BONDS. Municipal bonds can be classified as either "general obligation" or "revenue" bonds. General obligation bonds are secured by a municipality's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are usually payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other tax, but not from general tax revenues. Municipal bonds include industrial development bonds. Municipal bonds may also be "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer is unable to meet its obligations under the bonds from current revenues, it may draw on a reserve Portfolio that is backed by the moral commitment (but not the legal obligation) of the state or municipality that created the issuer.

A Portfolio may invest in tax-exempt industrial development bonds, which in most cases are revenue bonds and generally do not have the pledge of the credit of the municipality. The payment of the principal and interest on these bonds is dependent solely on the ability of an initial or subsequent user of the facilities financed by the bonds to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment. The Portfolio will acquire private activity securities only if the interest payments on the security are exempt from federal income taxation (other than the Alternative Minimum Tax (AMT)).

Municipal bonds meet longer term capital needs of a municipal issuer and generally have maturities of more than one year when issued. General obligation bonds are used to Portfolio a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems. The taxes that can be levied for the payment of debt service may be limited or unlimited as to rate or amount. Revenue bonds in recent years have come to include an increasingly wide variety of types of municipal obligations. As with other kinds of municipal obligations, the issuers of revenue bonds may consist of virtually any form of state or local governmental entity. Generally, revenue bonds are secured by the revenues or net revenues derived from a particular facility, class of facilities, or, in some cases, from the proceeds of a special excise or other specific revenue source, but not from general tax revenues. Revenue bonds are issued to finance a wide variety of capital projects including electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Many of these bonds are additionally secured by a debt service reserve Portfolio which can be used to make a limited number of principal and interest payments should the pledged revenues be insufficient. Various forms of credit enhancement, such as a bank letter of credit or municipal bond insurance, may also be employed in revenue bond issues. Revenue bonds issued by housing authorities may be secured in a number of ways, including partially or fully insured mortgages, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects. Some authorities provide further security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve Portfolio. In recent years, revenue bonds have been issued in large volumes for projects that are privately owned and operated, as discussed below.

Municipal bonds are considered private activity bonds if they are issued to raise money for privately owned or operated facilities used for such purposes as production or manufacturing, housing, health care and other nonprofit or charitable purposes. These bonds are also used to finance public facilities such as airports, mass transit systems and ports. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's owner or user to meet its financial obligations and the pledge, if any, of real and personal property as security for such payment.

While at one time the pertinent provisions of the Code permitted private activity bonds to bear tax-exempt interest in connection with virtually any type of commercial or industrial project (subject to various restrictions as to authorized costs, size limitations, state per capita volume restrictions, and other matters), the types of qualifying projects under the Code have become increasingly limited, particularly since the enactment of the Tax Reform Act of 1986. Under current provisions of the Code, tax-exempt financing remains available, under prescribed conditions, for certain privately owned and operated facilities of organizations described in Section 501(c)(3) of the Code, multi-family rental housing facilities, airports, docks and wharves, mass commuting facilities and solid waste disposal projects, among others, and for the tax-exempt refinancing of various kinds of other private commercial projects originally financed with tax-exempt bonds. In future years, the types of projects qualifying under the Code for tax-exempt financing could become increasingly limited.

MUNICIPAL NOTES. Municipal notes, which may be either "general obligation" or "revenue" securities are intended to fulfill the short-term capital needs of the issuer and generally have maturities not exceeding one year. They include the following: tax anticipation notes, revenue anticipation notes, bond anticipation notes, construction loan notes and tax-exempt commercial paper. Tax anticipation notes are issued to finance working capital needs of municipalities, and are payable from various anticipated future seasonal tax revenues, such as income, sales, use and business taxes. Revenue anticipation notes are issued in expectation of receipt of other types of revenues, such as federal revenues available under various federal revenue sharing programs. Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged and are typically payable from proceeds of the long-term bonds. Construction loan notes are sold to provide construction financing. After successful completion and acceptance, many such projects receive permanent financing through the Federal Housing Administration under the Federal National Mortgage Association or the Government National Mortgage Association. Tax-exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is issued by agencies of state and local governments to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Municipal notes also include longer term issues that are remarketed to investors periodically, usually at one year intervals or less.

MUNICIPAL LEASES. Municipal leases generally take the form of a lease or an installment purchase or conditional sale contract. Municipal leases are entered into by state and local governments and authorities to acquire a wide variety of equipment and facilities such as fire and sanitation vehicles, telecommunications equipment and other capital assets. Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without being required to meet the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Generally, the Portfolios will invest in municipal lease obligations through certificates of participation.

PARTICIPATION INTERESTS. The Portfolios may purchase participation interests in municipal securities that are owned by banks or other financial institutions. Participation interests may sometimes carry a demand feature backed by a letter of credit or guarantee of the bank or institution permitting the holder to tender them back to the bank or other institution.

STAND-BY COMMITMENTS. The Portfolios may purchase municipal securities together with the right to resell them to the seller or a third party at an agreed-upon price or yield within specified periods prior to their maturity dates. Such a right to resell is commonly known as a stand-by commitment, and the aggregate price which a Portfolio pays for securities with a stand-by commitment may be higher than the price which otherwise would be paid. The primary purpose of this practice is to permit a Portfolio to be as fully invested as practicable in municipal securities while preserving the necessary flexibility and liquidity to meet unanticipated redemptions. In this regard, a Portfolio acquires stand-by commitments solely to facilitate portfolio liquidity and does not exercise its rights thereunder for trading purposes. Stand-by commitments involve certain expenses and risks, including the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, non-marketability of the commitment, and differences between the maturity of the underlying security and the maturity of the commitment. The Portfolio's policy is to enter into stand-by commitment transactions only with municipal securities dealers which, in the view of Norwest, present minimal credit risks.

The acquisition of a stand-by commitment does not affect the valuation or maturity of the underlying municipal securities which continue to be valued in accordance with the amortized cost method. Stand-by commitments acquired by the Portfolio are valued at zero in determining net asset value. When a Portfolio pays directly or indirectly for a stand-by commitment, its cost is reflected as unrealized depreciation for the period during which the commitment is held. Stand-by commitments do not affect the average weighted maturity of the Portfolio's portfolio of securities.

PUTS ON MUNICIPAL SECURITIES. The Portfolios may acquire "puts" with respect to municipal securities. A put gives the Portfolio the right to sell the municipal security at a specified price at any time on or before a specified date. The Portfolios may sell, transfer or assign a put only in conjunction with its sale, transfer or assignment of the underlying security or securities. The amount payable to a Portfolio upon its exercise of a "put" is normally: (1) the Portfolio's acquisition cost of the municipal securities (excluding any accrued interest which the Portfolio paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Portfolio owned the securities, plus (2) all interest accrued on the securities since the last interest payment date during that period.

Puts may be acquired by the Portfolios to facilitate the liquidity of its portfolio assets. Puts may also be used to facilitate the reinvestment of a Portfolio's assets at a rate of return more favorable than that of the underlying security. The Portfolios expect that they will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Portfolios may pay for a put either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the puts (thus reducing the yield to maturity otherwise available for the same securities). The Portfolios intend to enter into puts only with dealers, banks and broker-dealers which, in the Portfolio's Adviser's opinion, present minimal credit risks.

Puts may, under certain circumstances, also be used to shorten the maturity of underlying variable rate or floating rate securities for purposes of calculating the remaining maturity of those securities and the dollar-weighted average portfolio maturity of a Portfolio's assets.

ALTERNATIVE MINIMUM TAX. Municipal securities are also categorized  according to
(i) whether the interest is or is not includable in the calculation of alternative minimum taxes imposed on individuals and corporations, (ii) whether the costs of acquiring or carrying the bonds are or are not deductible in part by banks and other financial institutions, and (iii) other criteria relevant for Federal income tax purposes. Due to the increasing complexity of the Code and related requirements governing the issuance of tax-exempt bonds, industry practice has uniformly required as a condition to the issuance of such bonds, but particularly for revenue bonds, an opinion of nationally recognized bond counsel as to the tax-exempt status of interest on the bonds.

VARIABLE AND FLOATING RATE SECURITIES

ALL PORTFOLIOS. The Portfolios may invest in securities (including mortgage-related securities) with variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The interest paid on these securities is a function primarily of the underlying index upon which the interest rate adjustments are based. Such adjustments minimize changes in the market value of the obligation and, accordingly, enhance the ability of the Portfolio to maintain a stable net asset value. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. The rate of interest on securities purchased by a Portfolio may be tied to Treasury or other government securities or indices on those securities as well as any other rate of interest or index. Certain variable rate securities (including mortgage-related securities) pay interest at a rate that varies inversely to prevailing short-term interest rates (sometimes referred to as "inverse floaters"). For instance, upon reset the interest rate payable on a security may go down when the underlying index has risen. During times when short-term interest rates are relatively low as compared to long-term interest rates a Portfolio may attempt to enhance its yield by purchasing inverse floaters. Certain inverse floaters may have an interest rate reset mechanism that multiplies the effects of changes in the underlying index. This form of leverage may have the effect of increasing the volatility of the security's market value while increasing the security's, and thus the Portfolio's, yield. Money Market Portfolios may not invest in inverse floaters and certain other variable and floating rates securities that do not comply with Rule 2a-7.

There may not be an active secondary market for certain floating or variable rate instruments (particularly inverse floaters and similar instruments) which could make it difficult for a Portfolio to dispose of the instrument during periods that the Portfolio is not entitled to exercise any demand rights (such as puts) it may have. A Portfolio could, for this or other reasons, suffer a loss with respect to those instruments. The Adviser monitors the liquidity of each Portfolio's investment in variable and floating rate instruments, but there can be no guarantee that an active secondary market will exist.

The Portfolios, except U.S. Government Portfolio and Treasury Portfolio, also may purchase variable and floating rate demand notes of corporations, which are unsecured obligations redeemable upon not more than 30 days' notice. These obligations include master demand notes that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangement with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay their outstanding principal amount of the obligations upon a specified number of days' notice. These obligations generally are not traded, nor generally is there an established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security.

Certain securities may have an initial principal amount that varies over time based on an interest rate index, and, accordingly, a Portfolio might be entitled to less than the initial principal amount of the security upon the security's maturity. A Portfolio will purchase these securities only when the Adviser believes the interest income from the instrument justifies any principal risks associated with the instrument. The Advisers may attempt to limit any potential loss of principal by purchasing similar instruments that are intended to provide an offsetting increase in principal. There can be no assurance that an Adviser will be able to limit the effects of principal fluctuations and, accordingly, a Portfolio may incur losses on those securities even if held to maturity without issuer default.

Many variable rate instruments include the right of the holder to demand prepayment of the principal amount of the obligation prior to its stated maturity and the right of the issuer to prepay the principal amount prior to maturity. The payment of principal and interest by issuers of certain securities purchased by the Portfolios may be guaranteed by letters of credit or other credit facilities offered by banks or other financial institutions. Such guarantees will be considered in determining whether a security meets the Portfolios' investment quality requirements.

Variable rate obligations purchased by the Portfolios may include participation interests in variable rate obligations purchased by the Portfolios from banks, insurance companies or other financial institutions that are backed by irrevocable letters of credit or guarantees of banks. The Portfolios can exercise the right, on not more than thirty days' notice, to sell such an instrument back to the bank from which it purchased the instrument and draw on the letter of credit for all or any part of the principal amount of a Portfolio's participation interest in the instrument, plus accrued interest, but will do so only (1) as required to provide liquidity to a Portfolio, (2) to maintain a high quality investment portfolio, or (3) upon a default under the terms of the demand instrument. Banks and other financial institutions retain portions of the interest paid on such variable rate obligations as their fees for servicing such instruments and the issuance of related letters of credit, guarantees and repurchase commitments.

A Portfolio will not purchase participation interests in variable rate obligations unless it is advised by counsel or receives a ruling of the Internal Revenue Service that interest earned by the Portfolios from the obligations in which it holds participation interests is exempt from Federal income tax. The Internal Revenue Service has announced that it ordinarily will not issue advance rulings on certain of the Federal income tax consequences applicable to securities, or participation interests therein, subject to a put. Each Portfolio's Adviser monitors the pricing, quality and liquidity of variable rate demand obligations and participation interests therein held by the Portfolio on the basis of published financial information, rating agency reports and other research services to which the Adviser may subscribe.

MORTGAGE-BACKED SECURITIES

ALL PORTFOLIOS. Mortgage-backed securities represent an interest in a pool of mortgages originated by lenders such as commercial banks, savings associations and mortgage bankers and brokers. Mortgage-backed securities may be issued by governmental or government-related entities or by non-governmental entities such as special purpose trusts created by banks, savings associations, private mortgage insurance companies or mortgage bankers.

Interests in mortgage-backed securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or on specified call dates. In contrast, mortgage-backed securities provide monthly payments which consist of interest and, in most cases, principal. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of the securities or a mortgage loan servicer. Additional payments to holders of these securities are caused by prepayments resulting from the sale or foreclosure of the underlying property or refinancing of the underlying loans.

UNDERLYING MORTGAGES. Pools of mortgages consist of whole mortgage loans or participations in mortgage loans. The majority of these loans are made to purchasers of 1-4 family homes, but may be made to purchasers of mobile homes or other real estate interests. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, the Portfolio may purchase pools of variable rate mortgages, growing equity mortgages, graduated payment mortgages and other types. Mortgage servicers impose qualification standards for local lending institutions which originate mortgages for the pools as well as credit standards and underwriting criteria for individual mortgages included in the pools. In addition, many mortgages included in pools are insured through private mortgage insurance companies.

LIQUIDITY AND MARKETABILITY. The market for mortgage-backed securities has expanded considerably in recent years. The size of the primary issuance market and active participation in the secondary market by securities dealers and many types of investors make government and government-related pass-through pools highly liquid. The recently introduced private conventional pools of mortgages (pooled by commercial banks, savings and loan institutions and others, with no relationship with government and government-related entities) have also achieved broad market acceptance and consequently an active secondary market has emerged, however, the market for conventional pools is smaller and less liquid than the market for government and government-related mortgage pools.

AVERAGE LIFE AND PREPAYMENTS. The average life of a pass-through pool varies with the maturities of the underlying mortgage instruments. In addition, a pool's terms may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages. Prepayments with respect to securities during times of declining interest rates will tend to lower the return of a Portfolio and may even result in losses to a Portfolio if the securities were acquired at a premium. The occurrence of mortgage prepayments is affected by various factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions.

As prepayment rates of individual pools vary widely, it is not possible to accurately predict the average life of a particular pool. For pools of fixed-rate 30-year mortgages, common industry practice is to assume that prepayments will result in a 12-year average life. Pools of mortgages with other maturities or different characteristics will have varying assumptions for average life. The assumed average life of pools of mortgages having terms of less than 30 years is less than 12 years, but typically not less than 5 years.

YIELD CALCULATIONS. Yields on pass-through securities are typically quoted by investment dealers based on the maturity of the underlying instruments and the associated average life assumption. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of a pool of mortgages. Conversely, in periods of rising rates, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the pool. Actual prepayment experience may cause the yield to differ from the assumed average life yield. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield of a Portfolio.

GOVERNMENT AND GOVERNMENT-RELATED GUARANTORS. The principal government guarantor of mortgage-backed securities is the Government National Mortgage Association ("GNMA"), a wholly-owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of FHA-insured or VA-guaranteed mortgages.

The Federal National Mortgage Association ("FNMA") is a government-sponsored corporation owned entirely by private stockholders that is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases residential mortgages from a list of approved seller-servicers. The Federal Home Loan Mortgage Corporation ("FHLMC") is a corporate instrumentality of the United States Government that was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. Its stock is owned by the twelve Federal Home Loan Banks. FHLMC issues Participation Certificates ("PCs") which represent interests in mortgages from FHLMCs national portfolio. FNMA and FHLMC each guarantee the payment of principal and interest on the securities they issue. These securities, however, are not backed by the full faith and credit of the United States Government.

PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES. Mortgage-backed securities offered by private issuers include pass-through securities comprised of pools of conventional mortgage loans; mortgage-backed bonds which are considered to be debt obligations of the institution issuing the bonds and which are collateralized by mortgage loans; and collateralized mortgage obligations. Mortgage-backed securities issued by non-governmental issuers may offer a higher rate of interest than securities issued by government issuers because of the absence of direct or indirect government guarantees of payment. Many non-governmental issuers or servicers of mortgage-backed securities, however, guarantee timely payment of interest and principal on such securities. Timely payment of interest and principal may also be supported by various forms of insurance, including individual loan, title, pool and hazard policies. There can be no assurance that the private issuers or insurers will be able to meet their obligations under the relevant guarantees and insurance policies.

ADJUSTABLE RATE MORTGAGE-BACKED SECURITIES. Adjustable rate mortgage-backed securities ("ARMs") are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall. Also, most adjustable rate securities (or the underlying mortgages) are subject to caps or floors. "Caps" limit the maximum amount by which the interest rate paid by the borrower may change at each reset date or over the life of the loan and, accordingly, fluctuation in interest rates above these levels could cause such mortgage securities to "cap out" and to behave more like long-term, fixed-rate debt securities.

ARMs may have less risk of a decline in value during periods of rapidly rising rates, but they may also have less potential for capital appreciation than other debt securities of comparable maturities due to the periodic adjustment of the interest rate on the underlying mortgages and due to the likelihood of increased prepayments of mortgages as interest rates decline. Furthermore, during periods of declining interest rates, income to a Portfolio will decrease as the coupon rate resets to reflect the decline in interest rates. During periods of rising interest rates, changes in the coupon rates of the mortgages underlying a Portfolio's ARMs may lag behind changes in market interest rates. This may result in a slightly lower net value until the interest rate resets to market rates. Thus, investors could suffer some principal loss if they sold Portfolio shares before the interest rates on the underlying mortgages were adjusted to reflect current market rates.

COLLATERALIZED MORTGAGE OBLIGATIONS. Collateralized Mortgage Obligations ("CMOs") are debt obligations that are collateralized by mortgages or mortgage pass-through securities issued by GNMA, FHLMC or FNMA or by pools of conventional mortgages ("Mortgage Assets"). CMOs may be privately issued or U.S. Government Securities. Payments of principal and interest on the Mortgage Assets are passed through to the holders of the CMOs on the same schedule as they are received, although, certain classes (often referred to as tranches) of CMOs have priority over other classes with respect to the receipt of payments. Multi-class mortgage pass-through securities are interests in trusts that hold Mortgage Assets and that have multiple classes similar to those of CMOs. Unless the context indicates otherwise, references to CMOs include multi-class mortgage pass-through securities. Payments of principal of and interest on the underlying Mortgage Assets (and in the case of CMOs, any reinvestment income thereon) provide Portfolios to pay debt service on the CMOs or to make scheduled distributions on the multi-class mortgage pass-through securities. Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. Planned amortization class mortgage-based securities ("PAC Bonds") are a form of parallel pay CMO. PAC Bonds are designed to provide relatively predictable payments of principal provided that, among other things, the actual prepayment experience on the underlying mortgage loans falls within a contemplated range. If the actual prepayment experience on the underlying mortgage loans is at a rate faster or slower than the contemplated range, or if deviations from other assumptions occur, principal payments on a PAC Bond may be greater or smaller than predicted. The magnitude of the contemplated range varies from one PAC Bond to another; a narrower range increases the risk that prepayments will be greater or smaller than contemplated. CMOs may have complicated structures and generally involve more risks than simpler forms of mortgage-backed securities.

The final tranche of a CMO may be structured as an accrual bond (sometimes referred to as a "Z-tranche"). Holders of accrual bonds receive no cash payments for an extended period of time. During the time that earlier tranches are outstanding, accrual bonds receive accrued interest which is a credit for periodic interest payments that increases the face amount of the security at a compounded rate, but is not paid to the bond holder. After all previous tranches are retired, accrual bond holders start receiving cash payments that include both principal and continuing interest. The market value of accrual bonds can fluctuate widely and their average life depends on the other aspects of the CMO offering. Interest on accrual bonds is taxable when accrued even though the holders receive no accrual payment. The Portfolios distribute all of their net investment income, and may have to sell portfolio securities to distribute imputed income, which may occur at a time when an Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

STRIPPED MORTGAGE-BACKED SECURITIES. Stripped mortgage-backed securities are classes of mortgage-backed securities that receive different proportions of the interest and principal distributions from the underlying Mortgage Assets. They may be privately issued or U.S. Government Securities. In the most extreme case, one class will be entitled to receive all or a portion of the interest but none of the principal from the Mortgage Assets (the interest-only or "IO" class) and one class will be entitled to receive all or a portion of the principal, but none of the interest (the "PO" class). Currently, no Portfolio may purchase IOs or POs.

TYPES OF CREDIT ENHANCEMENT. To lessen the effect of failures by obligors on Mortgage Assets to make payments, mortgage-backed securities may contain elements of credit enhancement. Credit enhancement falls into two categories:
(1) liquidity protection and (2) protection against losses resulting after default by an obligor on the underlying assets and collection of all amounts recoverable directly from the obligor and through liquidation of the collateral. Liquidity protection refers to the provisions of advances, generally by the entity administering the pool of assets (usually the bank, savings association or mortgage banker that transferred the underlying loans to the issuer of the security), to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting after default and liquidation ensures ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The Portfolios will not pay any additional fees for such credit enhancement, although the existence of credit enhancement may increase the price of security.

Examples of credit enhancement arising out of the structure of the transaction include: (1) "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class); (2) creation of "spread accounts" or "reserve Portfolios" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets are held in reserve against future losses); and (3) "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payment of the securities and pay any servicing or other fees). The degree of credit enhancement provided for each issue generally is based on historical information regarding the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that covered by credit enhancement protection could adversely affect the return on an investment in such a security.

ASSET-BACKED SECURITIES

POSITIVE RETURN BOND PORTFOLIO, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, AND STRATEGIC VALUE BOND PORTFOLIO. Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, assets other than mortgage-backed assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements. No Portfolio may invest more than 10 percent of its net assets in asset-backed securities that are backed by a particular type of credit, for instance, credit card receivables. Asset-backed securities, including adjustable rate asset-backed securities, have yield characteristics similar to those of mortgage-backed securities and, accordingly, are subject to many of the same risks. Assets are securitized through the use of trusts and special purpose corporations that issue securities that are often backed by a pool of assets representing the obligations of a number of different parties. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution. Asset-backed securities do not always have the benefit of a security interest in collateral comparable to the security interests associated with mortgage-backed securities. As a result, the risk that recovery on repossessed collateral might be unavailable or inadequate to support payments on asset-backed securities is greater for asset-backed securities than for mortgage-backed securities. In addition, because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of an interest rate or economic cycle has not been tested.

A Portfolio may invest in asset-backed securities, which have structural characteristics similar to mortgage-backed securities but have underlying assets that are not mortgage loans or interests in mortgage loans. Asset-backed securities are securities that represent direct or indirect participations in, or are secured by and payable from, assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements. Such assets are securitized through the use of trusts and special purpose corporations.

Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution.

Asset-backed securities present certain risks that are not presented by mortgage-backed debt securities or other securities in which a Portfolio may invest. Primarily, these securities do not always have the benefit of a security interest in comparable collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured by automobiles. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and the technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

INTEREST RATE PROTECTION TRANSACTIONS

STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, AND STRATEGIC VALUE BOND PORTFOLIO. To manage its exposure to different types of investments, a Portfolio may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate "caps," "floors" and "collars." In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specified amount (the "notional principal amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. If a swap agreement provides for payment in different currencies, the parties may also agree to exchange the notional principal amount. Mortgage swap agreements are similar to interest rate swap agreements, except that the notional principal amount is tied to a reference pool of mortgages. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. For example, the purchaser of an interest rate cap has the right to receive payments to the extent a specified interest rate exceeds an agreed upon level; the purchaser of an interest rate floor has the right to receive payments to the extent a specified interest rate falls below an agreed upon level. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

Swap agreements may involve leverage and may be highly volatile; depending on how they are used, they may have a considerable impact on the Portfolios performance. Swap agreements involve risks depending upon the counterparties' creditworthiness and ability to perform as well as the Portfolio's ability to terminate its swap agreements or reduce its exposure through offsetting transactions.

A Portfolio expects to enter into interest rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

A Portfolio may enter into interest rate protection transactions on an asset-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as these interest rate protection transactions are entered into for good faith hedging purposes, and inasmuch as segregated accounts will be established with respect to such transactions, the Portfolios believe such obligations do not constitute senior securities. The net amount of the excess, if any, of a Portfolio's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash, U.S. Government Securities or other liquid high grade debt obligations having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by a custodian that satisfies the requirements of the 1940 Act. The Portfolios also will establish and maintain such segregated accounts with respect to its total obligations under any interest rate swaps that are not entered into on a net basis and with respect to any interest rate caps, collars and floors that are written by the Portfolio.

A Portfolio will enter into interest rate protection transactions only with banks and other institutions the Adviser believes to present minimal credit risks. If there is a default by the other party to such a transaction, the Portfolio will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction.

The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. Caps, collars and floors are more recent innovations for which documentation is less standardized and, accordingly, are less liquid than swaps.

HIGH YIELD/JUNK BONDS

STRATEGIC VALUE BOND PORTFOLIO may invest in bonds rated below "Baa" by Moody's or "BBB" by S&P (commonly known as "high yield/high risk securities" or "junk bonds"). Securities rated less than "Baa" by Moody's or "BBB" by S&P are classified as non-investment grade securities and are considered speculative by those rating agencies. Junk bonds may be issued as a consequence of corporate restructurings, such as leveraged buyouts, mergers, acquisitions, debt recapitalizations, or similar events or by smaller or highly leveraged companies. Although the growth of the high yield/high risk securities market in the 1980's had paralleled a long economic expansion, many issuers subsequently have been affected by adverse economic and market conditions. It should be recognized that an economic downturn or increase in interest rates is likely to have a negative effect on: (1) the high yield bond market; (2) the value of high yield/high risk securities; and (3) the ability of the securities' issuers to service their principal and interest payment obligations, to meet their projected business goals or to obtain additional financing. In addition, the market for high yield/high risk securities, which is concentrated in relatively few market makers, may not be as liquid as the market for investment grade securities. Under adverse market or economic conditions, the market for high yield/high risk securities could contract further, independent of any specific adverse changes in the condition of a particular issuer. As a result, the Portfolio could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Portfolio's net asset value.

In periods of reduced market liquidity, prices of high yield/high risk securities may become more volatile and may experience sudden and substantial price declines. Also, there may be significant disparities in the prices quoted for high yield/high risk securities by various dealers. Under such conditions, the Portfolio may have to use subjective rather than objective criteria to value its high yield/high risk securities investments accurately and rely more heavily on the judgment of the Portfolio's Adviser.

Prices for high yield/high risk securities also may be affected by legislative and regulatory developments. For example, Congress has considered legislation to restrict or eliminate the corporate tax deduction for interest payments or to regulate corporate restructurings such as takeovers, mergers or leveraged buyouts. These laws could adversely affect the Portfolio's net asset value and investment practices, the market for high yield/high risk securities, the financial condition of issuers of these securities and the value of outstanding high yield/high risk securities.

Lower rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, the Portfolio's Adviser may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If a Portfolio experiences unexpected net redemptions, the Portfolio's Adviser may be forced to sell the Portfolio's higher rated securities, resulting in a decline in the overall credit quality of the Portfolio's portfolio and increasing the exposure of the Core Portfolio to the risks of high yield/high risk securities.

OPTIONS AND FUTURES CONTRACTS

A Portfolio (except for the Money Market Portfolios) may (1) purchase or sell (write) put and call options on securities to enhance the Portfolio's performance and (2) seek to hedge against a decline in the value of securities owned by the Portfolio or an increase in the price of securities that the Portfolio plans to purchase through the writing and purchase of exchange-traded and over-the-counter options on individual securities or securities or financial indices and through the purchase and sale of interest-rate futures contracts and options on those futures contracts. To the extent a Portfolio invests in foreign securities, it may also invest in options on foreign currencies, foreign currency futures contracts and options on those futures contracts. These instruments are considered to be derivatives. Use of these instruments is subject to regulation by the SEC, the several options and futures exchanges on which futures and options are traded or the CFTC. No assurance can be given that any hedging or option income strategy will achieve its intended result. A
Portfolio may enter into futures contracts only if the aggregate of initial margin deposits for open futures contract positions does not exceed 5% of the Portfolio's total assets.

COVER FOR OPTIONS AND FUTURES CONTRACTS. When engaging in hedging transactions, a Portfolio will hold securities, currencies, or other options or futures positions whose values are expected to offset ("cover") its obligations under the transactions. A Portfolio will enter into a hedging strategy that exposes it to an obligation to another party only if the Portfolio owns either (1) an offsetting ("covered") position in the underlying security, currency or options or futures contract, or (2) cash, receivables and liquid debt securities with a value sufficient at all times to cover its potential obligations. Each Portfolio will comply with SEC guidelines with respect to coverage of these strategies and, if the guidelines require, will set aside cash, liquid debt securities and other permissible assets ("Segregated Assets") in a segregated account with the Custodian in the prescribed amount. Segregated Assets cannot be sold or closed out while the hedging or option income strategy is outstanding, unless the Segregated Assets are replaced with similar assets. As a result, there is a possibility that the use of cover or segregation involving a large percentage of a Portfolio's assets could impede portfolio management or a Portfolio's ability to meet redemption requests or other current obligations.

The Portfolios have no current intention of investing in futures contracts and options thereon for purposes other than hedging. No Portfolio may purchase any call or put option on a futures contract if the premiums associated with all such options held by the Portfolio would exceed 5% of the Portfolio's total assets as of the date the option is purchased. No Portfolio may sell a put option if the exercise value of all put options written by the Portfolio would exceed 50% of the Portfolio's total assets or sell a call option if the exercise value of all call options written by the Portfolio would exceed the value of the Portfolio's assets. In addition, the current market value of all open futures positions held by a Portfolio will not exceed 50% of its total assets.

OPTIONS ON SECURITIES. A call option is a contract under which the purchaser of the call option, in return for a premium paid, has the right to buy the security underlying the option at a specified exercise price at any time during the term of the option. The writer of the call option, who receives the premium, has the obligation upon exercise of the option to deliver the underlying security against payment of the exercise price during the option period. A put option gives its purchaser, in return for a premium, the right to sell the underlying security at a specified price during the term of the option. The writer of the put, who receives the premium, has the obligation to buy the underlying security upon exercise at the exercise price during the option period. The amount of premium received or paid is based upon certain factors, including the market price of the underlying assets, the relationship of the exercise price to the market price, the historical price volatility of the underlying assets, the option period, supply and demand and interest rates.

OPTIONS ON STOCK INDICES. A stock index assigns relative values to the stock included in the index, and the index fluctuates with changes in the market values of the stocks included in the index. Stock index options operate in the same way as the more traditional options on securities except that exercises of stock index options are effected with cash payments and do not involve delivery of securities (i.e., stock index options are settled exclusively in cash). Thus, upon exercise of stock index options, the purchaser will realize and the writer will pay an amount based on the differences between the exercise price and the closing price of the stock index.

OPTIONS ON FOREIGN CURRENCIES. Options on foreign currencies are similar to options on securities except that an option on a foreign currency gives the purchaser the right, in return for the premium paid, to purchase a set amount of the foreign currency at a specified price at any time during the duration of the option. The value of foreign currency options is dependent upon the value of the foreign currency relative to the U.S. dollar and has no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, the Fund may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots. To the extent that the U.S. options markets are closed while the market for the underlying currencies remains open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets.

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract rather than to purchase or sell stock, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position to the holder of the option will be accompanied by transfer to the holder of an accumulated balance representing the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the future.

FUTURES CONTRACTS AND INDEX FUTURES CONTRACTS. A futures contract is a bilateral agreement where one party agrees to accept, and the other party agrees to make, delivery of cash, an underlying debt security or a currency, as called for in the contract, at a specified date and at an agreed-upon price. A bond or stock index futures contract involves the delivery of an amount of cash equal to a specified dollar amount times the difference between the bond or stock index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made. Generally, these futures contracts are closed out prior to the expiration date of the contracts.

CERTAIN RISKS OF OPTIONS AND FUTURES. A Portfolio's use of options and futures contracts subjects the Portfolio to certain unique investment risks. These risks include: (1) dependence on an Adviser's ability to correctly predict movements in the prices of individual securities and fluctuations in interest rates, the general securities markets and other economic factors; (2) imperfect correlations between movements in the prices of options or futures contracts and movements in the price of the securities hedged or used for cover which may cause a given hedge not to achieve its objective; (3) the fact that the skills and techniques needed to trade these instruments are different from those needed to select the other securities in which a Portfolio invests; (4) lack of assurance that a liquid secondary market will exist for any particular instrument at any particular time, which, among other things, may hinder a Portfolio's ability to limit exposures by closing its positions; (5) the possible need to defer closing out certain options, futures contracts and related options to avoid adverse tax consequences; and (6) the potential for unlimited losses when investing in futures contracts or writing options for which an offsetting position is not held.

Other risks include the inability of a Portfolio, as the writer of covered call options, to benefit from any appreciation of the underlying securities above the exercise price and the possible loss of the entire premium paid for options purchased by the Portfolio. In addition, the futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices on related options during a single trading day. A Portfolio may be forced, therefore, to liquidate or close out a futures contract position at a disadvantageous price. There is no assurance that a counterparty in an over-the-counter option transaction will be able to perform its obligations. There are a limited number of options on interest rate futures contracts and exchange-traded options contracts on fixed income securities. The Portfolios may use various futures contracts that are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market in those contracts will develop or continue to exist. A Portfolio's activities in the futures and options markets may result in higher portfolio turnover rates and additional brokerage costs, which could reduce a Portfolio's yield.

FOREIGN CURRENCY TRANSACTIONS

MONEY MARKET PORTFOLIOS, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, STRATEGIC VALUE BOND PORTFOLIO, INCOME EQUITY PORTFOLIO, LARGE COMPANY GROWTH PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, AND INTERNATIONAL PORTFOLIO. A Portfolio may conduct foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange market or by entering into a forward foreign currency contract. A forward foreign currency contract ("forward contract") involves an obligation to purchase or sell a specific amount of a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Forward contracts are considered to be "derivatives" -- financial instruments whose performance is derived, at least in part, from the performance of another asset (such as a security, currency or an index of securities). The Portfolio enters into forward contracts in order to "lock in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. In addition, the Portfolio may enter into forward contracts to hedge against risks arising from securities the Portfolio owns or anticipates purchasing, or the U.S. dollar value of interest and dividends paid on those securities. The Portfolio will not enter into forward contracts for speculative purposes. The Portfolio will not have more than 25% of its total assets committee to forward contracts, or maintain a net exposure to forward contracts that would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's investment securities or other assets denominated in that currency.

If the Portfolio makes delivery of the foreign currency at or before the settlement of a forward contract, it may be required to obtain the currency through the conversion of assets of the Portfolio into the currency. The Portfolio may close out a forward contract obligating it to purchase a foreign currency by selling an offsetting contract, in which case it will realize a gain or a loss.

Foreign currency transactions involve certain costs and risks. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another. Forward contracts involve a risk of loss if the Adviser is inaccurate in its prediction of currency movements. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. The precise matching of forward contract amounts and the value of the securities involved is generally not possible. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency if the market value of the security is less than the amount of the foreign currency the Portfolio is obligated to deliver under the forward contract and the decision is made to sell the security and make delivery of the foreign currency. The use of forward contracts as a hedging technique does not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts can reduce the risk of loss due to a decline in the value of the hedged currencies, they also limit any potential gain that might result from an increase in the value of the currencies.

ILLIQUID AND RESTRICTED SECURITIES

ALL PORTFOLIOS. Each Portfolio limits its purchase of illiquid securities. No Portfolio may knowingly acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 15 percent (10 percent in the case of the Money Market Portfolios) of the Portfolio's net assets taken at current value would be invested in securities which are not readily marketable. Illiquid securities are securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities and include, among other things, repurchase agreements not entitling the holder to payment within seven days and restricted securities (other than those determined to be liquid pursuant to guidelines established by the Board or Core Board). Under the supervision of the Board or Core Board, the Advisers determine and monitor the liquidity of the portfolio securities.

Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933 ("restricted securities"), securities which are otherwise not readily marketable, such as over-the-counter options, and repurchase agreements not entitling the holder to payment of principal in 7 days. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a Portfolio might also have to register restricted securities in order to dispose of them, resulting in expense and delay. A Portfolio might not be able to dispose of restricted or other securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. There can be no assurance that a liquid market will exist for any security at any particular time.

An institutional market has developed for certain securities that are not registered under the Securities Act of 1933, including repurchase agreements, commercial paper, foreign securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on the issuer's ability to honor a demand for repayment of the unregistered security. A security's contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of the security. If such securities are eligible for purchase by institutional buyers in accordance with Rule 144A under the Securities Act of 1933 or other exemptions, the Advisers may determine that such securities are not illiquid securities, under guidelines or other exemptions adopted by the Board (or, in the case of the Core Portfolios, the Core Trusts' board of trustees). These guidelines take into account trading activity in the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, a Portfolio's holdings of that security may be illiquid.

The Board has the ultimate responsibility for determining whether specific securities are liquid or illiquid and has delegated the function of making day-to-day determinations of liquidity to the Adviser of each Portfolio, pursuant to guidelines approved by the applicable board. The Advisers take into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. The Advisers monitor the liquidity of the securities held by each Portfolio and report periodically on such decisions to the Board.

In connection with a Portfolio's original purchase of restricted securities, it may negotiate rights with the issuer to have such securities registered for sale at a later time. Further, the expenses of registration of restricted securities that are illiquid may also be negotiated by the Portfolio with the issuer at the time such securities are purchased by a Portfolio. When registration is required, however, a considerable period may elapse between a decision to sell the securities and the time the Portfolio would be permitted to sell such securities. A similar delay might be experienced in attempting to sell such securities pursuant to an exemption from registration. Thus, a Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell.

Limitations on resale may have an adverse effect on the marketability of portfolio securities and a Portfolio might also have to register restricted securities in order to dispose of them, resulting in expense and delay. A Portfolio might not be able to dispose of restricted or other securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. There can be no assurance that a liquid market will exist for any security at any particular time.

LOANS OF PORTFOLIO SECURITIES

ALL PORTFOLIOS. Each Portfolio may lend its portfolio securities. Under applicable regulatory requirements (which are subject to change), the loan collateral must, on each business day, at least equal the market value of the loaned securities and must consist of cash, bank letters of credit, U.S. Government securities, or other cash equivalents in which the Portfolio is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Portfolio if the demand meets the terms of the letter. Such terms and the issuing bank must be satisfactory to the Portfolio. In a portfolio securities lending transaction, the Portfolio receives from the borrower an amount equal to the interest paid or the dividends declared on the loaned securities during the term of the loan as well as the interest on the collateral securities, less any finders' or administrative fees the Portfolio pays in arranging the loan. The Portfolio may share the interest it receives on the collateral securities with the borrower as long as it realizes at least a minimum amount of interest required by the lending guidelines established by the Trust's Board of Trustees. The Portfolio will not lend its portfolio securities to any officer, director, employee or affiliate of the Portfolio or an Adviser. The terms of a Portfolio's loans must meet certain tests under the Code and permit the Core Portfolio to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

BORROWING AND TRANSACTIONS INVOLVING LEVERAGE

TECHNIQUES INVOLVING LEVERAGE

ALL PORTFOLIOS. Use of leveraging involves special risks and may involve speculative investment techniques. The Portfolios may borrow for other than temporary or emergency purposes, lend their securities, enter reverse repurchase agreements, and purchase securities on a when-issued or forward commitment basis. In addition, Managed Fixed Income Portfolio may engage in dollar roll transactions. Each of these transactions involve the use of "leverage" when cash made available to the Portfolio through the investment technique is used to make additional portfolio investments. In addition, the use of swap and related agreements may involve leverage. The Portfolios use these investment techniques only when the Adviser to a Portfolio believes that the leveraging and the returns available to the Portfolio from investing the cash will provide shareholders a potentially higher return.

Leverage exists when a Portfolio achieves the right to a return on a capital base that exceeds the Portfolio's investment. Leverage creates the risk of magnified capital losses which occur when losses affect an asset base, enlarged by borrowings or the creation of liabilities, that exceeds the equity base of the Portfolio. Leverage may involve the creation of a liability that requires the Portfolio to pay interest (for instance, reverse repurchase agreements) or the creation of a liability that does not entail any interest costs (for instance, forward commitment transactions).

The risks of leverage include a higher volatility of the net asset value of the Portfolio's shares and the relatively greater effect on the net asset value of the shares caused by favorable or adverse market movements or changes in the cost of cash obtained by leveraging and the yield obtained from investing the cash. So long as a Portfolio is able to realize a net return on its investment portfolio that is higher than interest expense incurred, if any, leverage will result in higher current net investment income being realized by the Portfolio than if the Portfolio were not leveraged. On the other hand, interest rates change from time to time as does their relationship to each other depending upon such factors as supply and demand, monetary and tax policies and investor expectations. Changes in such factors could cause the relationship between the cost of leveraging and the yield to change so that rates involved in the leveraging arrangement may substantially increase relative to the yield on the obligations in which the proceeds of the leveraging have been invested. To the extent that the interest expense involved in leveraging approaches the net return on the Portfolio's investment portfolio, the benefit of leveraging will be reduced, and, if the interest expense on borrowings were to exceed the net return to shareholders, the Portfolio's use of leverage would result in a lower rate of return than if the Portfolio were not leveraged. Similarly, the effect of leverage in a declining market could be a greater decrease in net asset value per share than if the Portfolio were not leveraged. In an extreme case, if the Portfolio's current investment income were not sufficient to meet the interest expense of leveraging, it could be necessary for the Portfolio to liquidate certain of its investments at an inappropriate time. The use of leverage may be considered speculative.

In order to limit the risks involved in various transactions involving leverage, the Trust's custodian will set aside and maintain in a segregated account cash and other liquid securities in accordance with SEC guidelines. The account value, which is marked to market daily, will be at least equal to the Portfolio's commitments under these transactions. The Portfolio's commitments may include: (1) the Portfolio's obligations to repurchase securities under a reverse repurchase agreement, settle when-issued and forward commitment transactions and make payments under a cap or floor (see "Swap Agreements"); and
(2) the greater of the market value of securities sold short or the value of the securities at the time of the short sale (reduced by any margin deposit). The net amount of the excess, if any, of a Portfolio's obligations over its entitlements with respect to each interest rate swap will be calculated on a daily basis and an amount at least equal to the accrued excess will be maintained in the segregated account. If the Portfolio enters into an interest rate swap on other than a net basis, the Portfolio will maintain the full amount accrued on a daily basis of the Portfolio's obligations with respect to the swap in their segregated account.

REPURCHASE  AGREEMENTS,   SECURITIES  LENDING,  REVERSE  REPURCHASE  AGREEMENTS,
WHEN-ISSUED SECURITIES, FORWARD COMMITMENTS AND DOLLAR ROLL TRANSACTIONS.

A Portfolio's use of repurchase agreements, securities lending, reverse repurchase agreements and forward commitments (including "dollar roll" transactions) entails certain risks not associated with direct investments in securities. For instance, in the event that bankruptcy or similar proceedings were commenced against a counterparty while these transactions remained open or a counterparty defaulted on its obligations, the Portfolio might suffer a loss. Failure by the other party to deliver a security purchased by the Portfolio may result in a missed opportunity to make an alternative investment. The Advisers monitor the creditworthiness of counterparties to these transactions and intend to enter into these transactions only when they believe the counterparties present minimal credit risks and the income to be earned from the transaction justifies the attendant risks. Counterparty insolvency risk with respect to repurchase agreements is reduced by favorable insolvency laws that allow the Portfolio, among other things, to liquidate the collateral held in the event of the bankruptcy of the counterparty. Those laws do not apply to securities lending and, accordingly, securities lending involves more risk than does the use of repurchase agreements. As a result of entering forward commitments and reverse repurchase agreements, as well as lending its securities, a Portfolio may be exposed to greater potential fluctuations in the value of its assets and net asset value per share.

REPURCHASE AGREEMENTS -- ALL PORTFOLIOS. A Portfolio may enter into repurchase agreements and may lend portfolio securities to brokers, dealers and other
financial   institutions.   These  investments  may  entail  certain  risks  not
associated with direct investments in securities. For instance, in the event that bankruptcy or similar proceedings were commenced against a counterparty in these transactions or a counterparty defaulted on its obligations, a Portfolio may have difficulties in exercising its rights to the underlying securities, may incur costs and experience time delays in disposing of them and may suffer a loss.

Repurchase agreements are transactions in which a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon price on an agreed-upon future date, normally one to seven days later. The resale price reflects a market rate of interest that is not related to the coupon rate or maturity of the purchased security. When a Portfolio lends a security it receives interest from the borrower or from investing cash collateral. The Trust maintains possession of the purchased securities and any underlying collateral in these transactions, the total market value of which on a continuous basis is at least equal to the repurchase price or value of securities loaned, plus accrued interest. The Portfolios may pay fees to arrange securities loans and each Portfolio will limit securities lending to not more than 33 1/3%.

The Portfolios may invest in securities subject to repurchase agreements with U.S. banks or broker-dealers. In a typical repurchase agreement, the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. The Adviser will monitor the value of the underlying security at the time the transaction is entered into and at all times during the term of the repurchase agreement to ensure that the value of the security always equals or exceeds the repurchase price (including accrued interest). In the event of default by the seller under the repurchase agreement, a Portfolio may have difficulties in exercising its rights to the underlying securities and may incur costs and experience time delays in connection with the disposition of such securities. To evaluate potential risks, the Adviser reviews the credit-worthiness of those banks and dealers with which a Portfolio enters into repurchase agreements.

Counterparties to a Money Market Portfolio's repurchase agreements must be a primary dealer that reports to the Federal Reserve Bank of New York ("primary dealers") or one of the largest 100 commercial banks in the United States.

Securities subject to repurchase agreements will be held by a Portfolio's custodian or another qualified custodian or in the Federal Reserve book-entry system. Repurchase agreements are considered to be loans by a Portfolio for certain purposes under the 1940 Act. The Trust's custodian maintains possession of the collateral underlying a repurchase agreement, which has a market value, determined daily, at least equal to the repurchase price, and which consists of the types of securities in which a Portfolio may invest directly. International Portfolio and, with respect to the portion of their assets managed in the International Portfolio style, Small Company Growth Portfolio, Small Company Stock Portfolio, Large Company Growth Portfolio, and Income Equity Portfolio may enter into repurchase agreements with foreign entities.

SECURITIES LENDING -- ALL PORTFOLIOS. A Portfolio may lend securities from its portfolios to brokers, dealers and other financial institutions. Securities loans must be continuously secured by cash or U.S. Government Securities with a market value, determined daily, at least equal to the value of the Portfolio's securities loaned, including accrued interest. A Portfolio receives interest in respect of securities loans from the borrower or from investing cash collateral. A Portfolio may pay fees to arrange the loans. No Portfolio will lend portfolio securities in excess of 33 1/3 percent of the value of the Portfolio's total assets.

REVERSE REPURCHASE AGREEMENTS -- ALL PORTFOLIOS. A Portfolio may enter into reverse repurchase agreements, transactions in which the Portfolio sells a security and simultaneously commits to repurchase that security from the buyer at an agreed upon price on an agreed upon future date. The resale price in a reverse repurchase agreement reflects a market rate of interest that is not related to the coupon rate or maturity of the sold security. For certain demand agreements, there is no agreed upon repurchase date and interest payments are calculated daily, often based upon the prevailing overnight repurchase rate. Because certain of the incidents of ownership of the security are retained by the Portfolio, reverse repurchase agreements may be viewed as a form of borrowing by the Portfolio from the buyer, collateralized by the security sold by the Portfolio. A Portfolio will use the proceeds of reverse repurchase agreements to Portfolio redemptions or to make investments. In most cases these investments either mature or have a demand feature to resell to the issuer on a date not later than the expiration of the agreement. Interest costs on the money received in a reverse repurchase agreement may exceed the return received on the investments made by the Portfolio with those monies. Any significant commitment of a Portfolio's assets to the reverse repurchase agreements will tend to increase the volatility of the Portfolio's net asset value per share.

Counterparties to a Money Market Portfolio's reverse repurchase agreements must be a primary dealer that reports to the Federal Reserve Bank of New York ("primary dealers") or one of the largest 100 commercial banks in the United States.

Generally, a reverse repurchase agreement enables the Portfolio to recover for the term of the reverse repurchase agreement all or most of the cash invested in the portfolio securities sold and to keep the interest income associated with those portfolio securities. Such transactions are only advantageous if the interest cost to the Portfolio of the reverse repurchase transaction is less than the cost of obtaining the cash otherwise. In addition, interest costs on the money received in a reverse repurchase agreement may exceed the return received on the investments made by a Portfolio with those monies. The use of reverse repurchase agreement proceeds to make investments may be considered to be a speculative technique.

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS -- ALL PORTFOLIOS. A Portfolio may purchase securities on a "when-issued" or "forward commitment" basis. When these transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Normally, the settlement date occurs within 3 months after the transaction. During the period between a commitment and settlement, no payment is made for the securities purchased and no interest on the security accrues to the purchaser. At the time a Portfolio makes a commitment to purchase securities in this manner, the Portfolio immediately assumes the risk of ownership, including price fluctuation. Failure by the other party to deliver a security purchased by a Portfolio may result in a loss or a missed opportunity to make an alternative investment. The use of when-issued transactions and forward commitments enables a Portfolio to hedge against anticipated changes in interest rates and prices. If the Adviser were to forecast incorrectly the direction of interest rate movements, however, a Portfolio might be required to complete these transactions when the value of the security is lower than the price paid by the Portfolio. Except for dollar-roll transactions, a Portfolio will not purchase securities on a when-issued or forward commitment basis if, as a result, more than 15 percent of the value of the Portfolio's total assets would be committed to such transactions.

When-issued securities and forward commitments may be sold prior to the settlement date, but the Portfolios purchase securities on a when-issued and forward commitment basis only with the intention of actually receiving the securities. When-issued securities may include bonds purchased on a "when, and if issued" basis under which the issuance of the securities depends upon the occurrence of a subsequent event. Commitment of a Portfolio's assets to the purchase of securities on a when-issued or forward commitment basis will tend to increase the volatility of the Portfolios net asset value per share.

When-issued or delayed delivery transactions arise when securities are purchased by a Portfolio with payment and delivery to take place in the future in order to secure what is considered to be an advantageous price and yield to the Portfolio at the time it enters into the transaction. In those cases, the purchase price and the interest rate payable on the securities are fixed on the transaction date and delivery and payment may take place a month or more after the date of the transaction. When a Portfolio enters into a delayed delivery transaction, it becomes obligated to purchase securities and it has all of the rights and risks attendant to ownership of the security, although delivery and payment occur at a later date. To facilitate such acquisitions, the Portfolio will maintain with its custodian a separate account with portfolio securities in an amount at least equal to such commitments.

At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its net asset value. The value of the fixed income securities to be delivered in the future will fluctuate as interest rates and the credit of the underlying issuer vary. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities, sales of the securities held in the separate account or from other available sources of cash. A Portfolio generally has the ability to close out a purchase obligation on or before the settlement date, rather than purchase the security. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, realize a gain or loss due to market fluctuation.

To the extent a Portfolio engages in when-issued or delayed delivery transactions, it will do so for the purpose of acquiring securities consistent with the Portfolio's investment objectives and policies and not for the purpose of investment leverage or to speculate in interest rate changes.

The use of when-issued transactions and forward commitments enables the Portfolio to hedge against anticipated changes in interest rates and prices. If an Adviser were to forecast incorrectly the direction of interest rate movements, however, a Portfolio might be required to complete when-issued or forward transactions at prices inferior to the current market values. When-issued securities and forward commitments may be sold prior to the settlement date, but a Portfolio enters into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. In some instances, the third-party seller of when-issued or forward commitment securities may determine prior to the settlement date that it will be unable to meet its existing transaction commitments without borrowing securities. If advantageous from a yield perspective, a Portfolio may, in that event, agree to resell its purchase commitment to the third-party seller at the current market price on the date of sale and concurrently enter into another purchase commitment for such securities at a later date. As an inducement for a Portfolio to "roll over" its purchase commitment, the Portfolio may receive a negotiated fee. When-issued securities may include bonds purchased on a "when, as and if issued" basis under which the issuance of the securities depends upon the occurrence of a subsequent event. Any significant commitment of a Portfolio's assets to the purchase of securities on a "when, as and if issued" basis may increase the volatility of the Portfolio's net asset value. For purposes of the Portfolios' investment policies, the purchase of securities with a settlement date occurring on a Public Securities Association approved settlement date is considered a normal delivery and not a when-issued or forward commitment purchase.

DOLLAR ROLL TRANSACTIONS -- POSITIVE RETURN BOND PORTFOLIO, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, AND STRATEGIC VALUE PORTFOLIO. A Portfolio may enter into "dollar roll" transactions wherein the Portfolio sells fixed income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but the Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by the Portfolio may decline below the price at which a Portfolio is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Portfolios use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolios obligation to repurchase the securities. The Portfolios will engage in roll transactions for the purpose of acquiring securities for its portfolio and not for investment leverage. Each Portfolio will limit its obligations on dollar roll transactions to 35 percent of the Portfolio's net assets.

BORROWING. EACH PORTFOLIO. A Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests, in amounts up to 33 1/3 percent of the Portfolio's total assets. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed Portfolios (or on the assets that were retained rather than sold to meet the needs for which Portfolios were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Except as otherwise noted, no Portfolio may purchase securities for investment while any borrowing equaling five percent or more of the Portfolio's total assets is outstanding or borrow for purposes other than meeting redemptions in an amount exceeding five percent of the value of the Portfolio's total assets. A Portfolio's use of borrowed proceeds to make investments would subject the Portfolio to the risks of leveraging. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

TEMPORARY DEFENSIVE POSITION

ALL PORTFOLIOS (EXCEPT THE MONEY MARKET PORTFOLIOS). A Portfolio, when business or financial conditions warrant, may assume a temporary defensive position and invest without limit in cash or prime quality cash equivalents, including: (1) short-term U.S. Government Securities; (2) certificates of deposit, bankers acceptances and interest-bearing savings deposits of commercial banks doing business in the United States (United States banks in the case of Small Cap Opportunities Portfolio) that have, at the time of investment, except in the case of International Portfolio, total assets in excess of one billion dollars and that are insured by the Federal Deposit Insurance Corporation; (3) commercial paper of prime quality rated Prime-2 or higher by Moody's or A-2 or higher by S&P or, if not rated, determined by the Adviser to be of comparable quality; (4) repurchase agreements covering any of the securities in which the Portfolio may invest directly; and (5) shares of money market Portfolios registered under the 1940 Act within the limits specified therein. During periods when and to the extent that a Portfolio has assumed a temporary defensive position, it may not be pursuing its investment objective. Prime quality instruments are those that are rated in one of the two highest short-term rating categories by an NRSRO or, if not rated, determined by the Adviser to be of comparable quality. Apart from temporary defensive purposes, a Portfolio may at any time invest a portion of its assets in cash and cash equivalents as described above. Except during periods when the Portfolio assumes a temporary defensive position, each Equity Portfolio will have at least 65% of its total assets invested in common stock and International Portfolio will have at least 65% of its net assets invested in securities of companies domiciled outside the United States. International Portfolio may hold cash and bank instruments denominated in any major foreign currency.

SMALL COMPANY INVESTMENT CONSIDERATIONS AND RISK FACTORS.

SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, SMALL CAP VALUE PORTFOLIO, AND SMALL CAP INDEX PORTFOLIO. While all investments have risks, investments in smaller capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

Investments in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Core Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market which can adversely affect their sale by the Core Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engage in trading this type of security, the Core Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

FOREIGN INVESTMENT RISKS.

MONEY MARKET FUNDS, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, STRATEGIC VALUE PORTFOLIO, INCOME EQUITY PORTFOLIO, LARGE COMPANY SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, AND INTERNATIONAL PORTFOLIO. All investments, domestic and foreign, involve certain risks. Investments in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, and changes in foreign governmental attitudes towards private investment, possibly leading to nationalization, increased taxation or confiscation of foreign investors' assets.

Moreover, dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income available to shareholders; commission rates payable on foreign transactions are generally higher than in the U.S.; foreign accounting, auditing and financial reporting standards differ from those in the U.S. and, accordingly, less information may be available about foreign companies than is available about issuers of comparable securities in the U.S.; and foreign securities may trade less frequently and with lower volume and may exhibit greater price volatility than U.S. securities.

Changes in foreign exchange rates will also affect the value in U.S. dollars of all foreign currency-denominated securities held by the Portfolio. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events occurring outside the United States, many of which may be difficult, if not impossible, to predict.

Income from foreign securities will be received and realized in foreign currencies. A decline in the value of a particular foreign currency against the U.S. dollar occurring after the Portfolio's income has been earned and computed in U.S. dollars may require the Portfolio to liquidate portfolio securities to acquire sufficient U.S. dollars to Portfolio redemptions. Similarly, if the exchange rate declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.

ADDITIONAL INVESTMENT POLICIES

For purposes of all fundamental and  non-fundamental  investment policies of the
Portfolio: (1) the term 1940 Act includes the rules thereunder, SEC interpretations and any exemptive order upon which the Portfolio may rely and
(2) the term Code includes the rules thereunder, IRS interpretations and any private letter ruling or similar authority upon which the Portfolio may rely.


Except as required by the 1940 Act, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets or purchases and redemptions of interests will not be considered a violation of the limitation.

FUNDAMENTAL LIMITATIONS

Each Portfolio has adopted the following investment limitations which are fundamental policies of the Portfolio and cannot be changed without the affirmative vote of the lesser of (a) more than 50% of the outstanding interests of the Portfolio or (b) 67% or more of the interests present at an interestholders' meeting if more than 50% of the outstanding interests of the Portfolio are represented at the meeting in person or by proxy.

(1)      DIVERSIFICATION

         Each Portfolio, may not, with respect to 75% of its assets, purchase a security (other than a U.S. Government Security or a security of an investment company) if, as a result (i) more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, or
         (ii) the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

(2)      CONCENTRATION


         Each of SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, SMALL CAP INDEX PORTFOLIO, AND SMALL CAP VALUE PORTFOLIO may not, not purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided, however that there is no limit on investments in U.S. Government Securities. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Fund may invest in one or more investment companies; provided that, except to the extent the Fund invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Fund treats the assets of the investment companies in which it invests as its own for purposes of this policy

         INTERNATIONAL PORTFOLIO may not purchase a security if, as a result, more than 25% of the Fund's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided: (1) there is no limit on investments in U.S. Government Securities, or in repurchase agreements covering U.S. Government Securities; (2) there is no limit on investment in issuers domiciled in a single country; (3) financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance); and (4) utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone). Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Fund may invest in one or more investment companies; provided that, except to the extent the Fund invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Fund treats the assets of the investment companies in which it invests as its own for purposes of this policy.

          PRIME MONEY MARKET PORTFOLIO AND MONEY MARKET PORTFOLIO may not purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided,
          (1) there is no limit on investments in U.S. Government Securities, in repurchase agreements covering U.S. Government Securities or in foreign government securities, (2) municipal securities are not treated as involving a single industry, (3) there is no limit on investment in issuers domiciled in a single country, (4) financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance) and (5) utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone); and provided the Portfolio will invest more than 25% of the value of the Portfolio's total assets in obligations of domestic and foreign financial institutions and their holding companies. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

          STRATEGIC VALUE BOND PORTFOLIO may not purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided, (i) there is no limit on investments in U.S. Government Securities, or in repurchase agreements covering U.S. Government Securities, (ii) mortgage-related or housing-related securities (including mortgage-related or housing-related U.S. Government Securities) and municipal securities are not treated as involving a single industry, (iii) financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance), (iv) utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone). Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

         INDEX PORTFOLIO, POSITIVE RETURN PORTFOLIO, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, INCOME EQUITY PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, and LARGE COMPANY GROWTH PORTFOLIO may not purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided, however, that there is no limit on investments in U.S. Government Securities, repurchase agreements covering U.S. Government Securities, foreign government securities, mortgage-related or housing-related securities, municipal securities and issuers domiciled in a single country; that financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance); that utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

(3)      BORROWING


         EACH PORTFOLIO may not borrow money, if, as a result, outstanding borrowings would exceed an amount equal to 33 1/3% of the Portfolio's total assets.


(4)      ISSUANCE OF SENIOR SECURITIES

          EACH PORTFOLIO may not issue senior securities except to the extent permitted by the 1940 Act.

(5)      UNDERWRITING ACTIVITIES

         EACH PORTFOLIO may not underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

(6)      MAKING LOANS

         EACH PORTFOLIO may not make loans, except the Portfolio may enter into repurchase agreements, purchase debt securities that are otherwise permitted investments and lend portfolio securities.

(7)      PURCHASES AND SALES OF REAL ESTATE


         EACH PORTFOLIO may not purchase or sell real estate, any interest therein or real estate limited partnership interests, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein.


(8)      PURCHASES AND SALES OF COMMODITIES

         EACH PORTFOLIO may not purchase or sell physical commodities or contracts, options or options on contracts to purchase or sell physical commodities, provided that currencies and currency-related contracts and contracts on indices are not deemed to be physical commodities.

NONFUNDAMENTAL LIMITATIONS

Each Portfolio has adopted the following investment limitations which are not fundamental policies of the Portfolio and may be changed by the Board.

(1)      BORROWING

         Borrowing for other than temporary or emergency purposes or meeting redemption requests is limited to 5% of the value of the Portfolio's total assets. Where the Portfolio establishes a segregated account to limit the amount of leveraging of the Portfolio with respect to certain investment techniques, the Portfolio does not treat those techniques as involving borrowings for purposes of this limitation.

(2)      ILLIQUID SECURITIES


         MONEY MARKET PORTFOLIOS may not acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities which are not readily marketable, including securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act ("Restricted Securities").


         EACH OTHER PORTFOLIO may not acquire securities or invest in repurchase agreements with respect to any securities if, as result, more than 15% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities which are not readily marketable, including securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act ("Restricted Securities").

(3)      OTHER INVESTMENT COMPANIES

         EACH PORTFOLIO may not invest in securities of another investment company, except to the extent permitted by the 1940 Act.

(4)      MARGIN AND SHORT SALES

         EACH PORTFOLIO may not purchase securities on margin or make short sales of securities (except short sales against the box) except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities. Each Portfolio may make margin deposits in connection with permitted transactions in options and futures contracts.


         EACH PORTFOLIO (other than Small Cap Index Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, and Small Company Stock Portfolio) may not enter short sales if, as a result, more that 25% of the value of the Portfolio's total assets would be so invested, or such a position would represent more than 2% of the outstanding voting securities of any single issuer or class of an issuer.


(5)      UNSEASONED ISSUERS


         EACH PORTFOLIO (other than Small Cap Index Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, and Small Company Stock Portfolio) may not invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest, if, as a result, more than 5% of the value of the Portfolio's total assets would be so invested.


(6)      PLEDGING

         EACH PORTFOLIO may not pledge, mortgage, hypothecate or encumber any of its assets except to secure permitted borrowings.

(7)      SECURITIES WITH VOTING RIGHTS


         MONEY MARKET PORTFOLIO, PRIME MONEY MARKET PORTFOLIO POSITIVE RETURN PORTFOLIO, STABLE INCOME PORTFOLIO, STRATEGIC VALUE BOND PORTFOLIO, AND MANAGED FIXED INCOME PORTFOLIO may not purchase securities having voting rights except securities of other investment companies; provided that the Portfolios may hold securities with voting rights obtained through a conversion or other corporate transaction of the issuer of the securities, whether or not the Portfolio was permitted to exercise any rights with respect to the conversion or other transaction.


(8)      LENDING OF PORTFOLIO SECURITIES


         EACH PORTFOLIO may not lend portfolio securities if the total value of all loaned securities would exceed 33 1/3% of the Portfolio's total assets.


(9)      OPTIONS AND FUTURES CONTRACTS

         MONEY MARKET PORTFOLIO and PRIME MONEY MARKET PORTFOLIO may not invest in options, futures contracts or options on futures contracts.

         NO OTHER PORTFOLIO may purchase an option if, as a result, more that 5% of the value of the Portfolio's total assets would be so invested.

(10)     WARRANTS

         EACH PORTFOLIO may not invest in warrants if (i) more than 5% of the value of the Portfolio's net assets would will be invested in warrants (valued at the lower of cost or market) or (ii) more than 2% of the value of the Portfolio's net assets would be invested in warrants which are not listed on the New York Stock Exchange or the American Stock Exchange; provided, that warrants acquired by a Portfolio attached to securities are deemed to have no value.

(11)     PURCHASES AND SALES OF COMMODITIES

         MONEY MARKET PORTFOLIO and PRIME MONEY MARKET PORTFOLIO may not purchase or sell physical commodities or contracts, options or options on contracts to purchase or sell physical commodities, provided that currencies and currency-related contracts and contracts on indices are not be deemed to be physical commodities.

MANAGEMENT OF THE TRUST

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk.

John Y. Keffer*, Chairman and President (age 54).


          President , Forum Financial Group, LLC (mutual fund services company holding company). Mr. Keffer is a Trustee/Director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Costas Azariadis, Trustee (age 55).


          Professor of Economics, University of California, Los Angeles, since July 1992. Prior thereto, Dr. Azariadis was Professor of Economics at the University of Pennsylvania. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.


James C. Cheng, Trustee (age 56).

          President, Technology Marketing Associates (a marketing company for small and medium size businesses in New England) since 1991. Prior thereto, Mr. Cheng Mr. Cheng was President of Network Dynamics, Inc. (a software development company). His address is 27 Temple Street, Belmont, MA 02718.

J. Michael Parish, Trustee (age 54).

         Partner at the law firm of Reid & Priest L.L.P. since 1995. From 1989 to 1995, he was a partner at Winthrop, Stimson, Putnam & Roberts. His address is 40 West 57th Street, New York, New York 10019.

Stacey Hong, Treasurer (age 32)

         Director, Fund Accounting, Forum Financial Group, LLC, with which he has been associated since April 1992. Prior thereto, Mr. Hong was a Senior Accountant at Ernst & Young, LLP. His address is Two Portland Square, Portland, Maine 04101.

Thomas G. Sheehan, Vice President (age 43).

         Managing Director, Forum Financial Group, LLC with which he has been associated since October 1993. Prior thereto, Mr. Sheehan was Special Counsel to the Division of Investment Management of the SEC. Mr. Sheehan also serves as an officer of other registered investment companies for which the various Forum Financial Group of Companies provides services. Her address is Two Portland Square, Portland, Maine 04101.

David I. Goldstein, Secretary (age 37).

          General Counsel, Forum Financial Group , LLC, with which he has been associated since 1991. Prior thereto, Mr. Goldstein was associated with the law firm of Kirkpatrick & Lockhart, LLP. Mr. Goldstein is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Leslie K. Klenk,  Secretary (age 34)

          Assistant Counsel, Forum Financial Group, LLC with which she has been associated since April 1998. Prior thereto, Ms. Klenk was Vice President and Associate General Counsel of Smith Barney Inc. Ms. Klenk also serves as an officer of other registered investment companies for which the various Forum Financial Group of Companies provides services. Her address is Two Portland Square, Portland, Maine 04101.

Pamela Stutch, Assistant Secretary (age 31)

          Fund Administrator, Forum Financial Group, LLC with which she has been associated since May 1998. Prior thereto, Ms. Stutch attended Temple University School of Law and graduated in 1997. Ms. Stutch was also a legal intern for the Maine Department of the Attorney General. Ms. Stutch also serves as an officer of other registered investment companies for which the various Forum Financial Group of Companies provides services. Her address is Two Portland Square, Portland, Maine 04101.


Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.


The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust. Information is presented for the year ended May 31, 1998, the Portfolios' fiscal year end.


                                          Total Compensation
                                            from the Trust


John Keffer                                       $0
----------------------------------------------------
Costas Azariadis                               $9,357.48
James C. Cheng                                 $9,357.48
J. Michael Parish                              $9,357.58


CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


From time to time, certain interestholders may own a large percentage of the shares of a Portfolio. Accordingly, those interestholders may be able to greatly affect (if not determine) the outcome of a imterestholder vote. Table 1 in Appendix B all interestholders who owned of record 5% or more of the outstanding shares of any of Portfolio as of August 28, 1998

Norwest Advantage Funds have informed the Trust that whenever a series of Norwest Advantage Funds that invests all of its investable assets in a Portfolio is requested to vote on matters pertaining to a Portfolio, that series will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. In addition, Norwest Advantage Funds has informed the Trust that it will similarly hold a meeting of its shareholders whenever it is requested to vote on matters pertaining to a Portfolio if required by law to do so. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in a Portfolio will follow the same or a similar practice.


INVESTMENT ADVISORY AND OTHER SERVICES

                          INVESTMENT ADVISORY SERVICES

Norwest Investment Management, Inc., a subsidiary of Norwest Bank Minnesota, N.A., acts as investment adviser to the Portfolios (except International Portfolio) and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, those Portfolios.

Schroder acts as investment adviser to International Portfolio and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, those Portfolios.


Crestone Capital Management, Inc. ("Crestone"), an investment advisory subsidiary of Norwest Bank, is the investment subadviser of Small Company Stock Portfolio.. Crestone provides investment advice regarding companies with small capitalization to various clients, including institutional investors."

Galliard Capital Management, Inc. ("Galliard"), an investment advisory subsidiary of Norwest Bank, is the investment subadviser of Stable Income Portfolio, Managed Fixed Income Portfolio and Strategic Value Bond Portfolio. Galliard provides investment advice regarding advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities

Peregrine Capital Management, Inc. ("Peregrine"), an investment advisory subsidiary of Norwest, is the investment subadviser of Positive Return Bond Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Large Company Growth Portfolio and Small Company Value Portfolio. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings-investment plans and 401(k) plans.

Smith Asset Management Group, L.P. ("Smith"), a registered investment adviser, is the investment subadviser of Disciplined Growth Portfolio and Small Cap Value Portfolio. Smith group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net worth individuals.

The investment advisory agreement for each Portfolio ("Advisory Agreement") will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to Norwest or Schroder, as applicable, or (ii) by Norwest or Schroder on 60 days' written notice to the Trust. Each Advisory Agreement terminates automatically upon its assignment. The Advisory Agreement with respect to each Portfolio also provides that, with respect to the Portfolio, the Adviser shall not be liable for any mistake of judgment or in any event whatsoever except for willful misfeasance, reckless disregard. bad faith or gross negligence in the performance of its duties under the Investment Advisory Agreement.

An Investment Subadvisory Agreement (the "Subadvisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Subadvisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Subadviser or by the Subadviser on 60 days' written notice to the Trust when authorized either by vote of a Portfolio's shareholders or by a vote of a majority of the Board, or by the Subadvisor on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Subadvisory Agreement for a Portfolio also provides that neither the Subadvisor will not be liable l for any mistake of judgment or in any event except for willful misfeasance, reckless disregard, bad faith or gross negligence in the performance of its or their obligations and duties under the Subadvisory Advisory Agreement. A Portfolio's Subadvisory Advisory Agreement provides that the Subadviser may render services to others.


The advisory fees, as described in Part A, are accrued daily and paid monthly. Either adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the Advisers may render service to others.


Table 2 in Appendix B shows the dollar amount of advisory fees payable as a percentage of daily net assets by each Portfolio to the Norwest or Schroder. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational.



                             ADMINISTRATIVE SERVICES


Pursuant to an Administration Agreement with the Trust, FAdS supervises the overall administration of the Portfolios which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and Portfolio accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between FAdS and the Trust will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board or by a majority of the outstanding voting securities of the Portfolio the interestholders of that Portfolio and, in either case, by a majority of the Trustees who are not parties to the Administration Agreement or interested persons of any such party (other than as Trustees of the Trust).

The administration agreement may be terminated with respect to each Portfolio without penalty by the Board on 60 days' written notice to FAdS by FAdS on 60 days' written notice to the Trust. The Administration Agreement also provides that FAdS shall not be liable for any action or inaction except for bad faith, willful misfeasance, gross negligence or reckless disregard in the performance of its duties and obligations under the Administration Agreement.

Table 3 in Appendix B shows the dollar amount of administrative fees payable as a percentage of daily net assets by each Portfolio to FAdS. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part
A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational.

PORTFOLIO ACCOUNTING


Pursuant to a Portfolio and Unitholder Accounting Agreement (the "Accounting Agreement") with the Trust FAcS, an affiliate of FAdS, performs portfolio accounting services for each Portfolio. Under the Accounting Agreement, FAcS prepares and maintains books and records of each Portfolio on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of each Portfolio (and class thereof) and dividends and capital gain distributions and prepares periodic reports to shareholders and the SEC.

The Accounting Agreement will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board. The Accounting Agreement may be terminated with respect to a Portfolio at any time. without penalty, by the Board on 60 days' written notice to FAcS or by FAcS on 60 days' written notice to the Board. The Accounting Agreement provides that FAcS shall not be liable for any action or inaction except for bad faith, willful misfeasance, gross negligence or reckless disregard in the performance of its duties and obligations under the Accounting Agreement.


  For its accounting services, FAcS receives from the Trust with respect to each Portfolio a fee of $48,000 per year plus certain amounts based upon the number of interestholders, the type of Portfolio, and number and types of portfolio transactions within each Portfolio

Table 4 in Appendix B shows the dollar amount of accounting fees payable as a percentage of daily net assets by each Portfolio to FAcS. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part
A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational.


                              INDEPENDENT AUDITORS


PricewaterhouseCoopers LLP, One Post Office Square, Boston, Massachusetts 02109, is the independent auditor for Index Portfolio, Small Company Stock Portfolio, Small Company Value Portfolio, Small Company Growth Portfolio and International Portfolio since the inception of those Portfolios through the year ended May 31, 1998. KPMG Peat Marwick LLP, 99 High Street, Boston, MA 02110 is the independent auditor for Money Market Portfolio, Prime Money Market Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Cap Index Portfolio, Strategic Value Bond Portfolio, Disciplined Growth Portfolio, and Small Cap Value Portfolio.

                                    CUSTODIAN

Norwest Bank, 733 Marquette Avenue, Minneapolis, Minnesota 55479-0040, is the custodian of the Portfolio's assets. Morgan Stanley acts as sub-custodian of International Portfolio's assets, but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolios. Pursuant to rules adopted under the 1940 Act, each Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors. Morgan Stanley employs qualified foreign subcustodians to provide custody of International Portfolio's assets in accordance with applicable regulations.


BROKERAGE ALLOCATION AND OTHER PRACTICES

Investment decisions for the Portfolios will be made independently from those for any other client account or investment company that is or may in the future become managed by an Adviser or their affiliates. Investment decisions are the product of many factors including basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which, in an Adviser's opinion, is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients. In addition, when purchases or sales of the same security for the Portfolio and other client accounts managed by an Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

Purchases and sales of fixed income portfolio securities are generally effected as principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and ask prices In the case of securities traded in the foreign and domestic over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup In underwritten offerings, the price includes a disclosed fixed commission or discount.

Purchases and sales of equity securities on exchanges are generally effected through brokers who charge commissions except in the over-the-counter markets. Allocations of transactions to brokers and dealers and the frequency of transactions are determined by Norwest or Schroder, as applicable in its best judgment and in a manner deemed to be in the best interest of holders of beneficial interests of the Portfolios rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio. In transactions on stock exchanges in the United States, these commissions are negotiated, whereas on foreign stock exchanges these commissions are generally fixed. Where transactions are executed in the over-the-counter market, the Portfolio will seek to deal with the primary market makers; but where necessary in order to obtain best execution, it will utilize the services of others. In all cases the Portfolio will attempt to negotiate best execution.

A Portfolio may not always pay the lowest commission or spread available. Rather, in determining the amount of commission, including certain dealer spreads, paid in connection with securities transactions, Norwest and Schroder take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below) and any risk assumed by the executing broker. Norwest and Schroder may also take into account payments made by brokers effecting transactions for a Portfolio (i) to the Portfolio or (ii) to other persons on behalf of the Portfolio for services provided to it for which it would be obligated to pay.

In addition, an Adviser may give consideration to research services furnished by brokers for their use and may cause the Portfolio to pay these brokers a higher amount of commission than may be charged by other brokers. Such research and analysis may be used by Norwest and Schroder in connection with services to clients other than the Portfolios, and advisory fees are not reduced by reason of their receipt of the research services.


Subject to the general policies regarding allocation of portfolio brokerage as set forth above, the Board has authorized the Advisers to employ their respective affiliates to effect securities transactions of the Portfolios, provided certain other conditions are satisfied. Payment of brokerage commissions to an affiliate of an Adviser, as applicable, for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on securities exchanges paid by a registered investment company to a broker which is an affiliated person of such investment company, or an affiliated person of another person so affiliated, not exceed the usual and customary brokers' commissions for such transactions. It is the Portfolios' policy that commissions paid to Schroder Muenchmeyer ("Muenchmeyer"), Norwest Investment Services, Inc. ("Norwest Services") and other affiliates of either Norwest or Schroder will, in the judgment of the adviser responsible for making portfolio decisions and selecting brokers, be (i) at least as favorable as commissions contemporaneously charged by the affiliate on comparable transactions for its most favored unaffiliated customers and (ii) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures to ensure that commissions paid to affiliates of the Norwest or Schroder by the Portfolios satisfy the foregoing standards.


The Trust has no understanding or arrangement to direct any specific portion of its brokerage to Muenchmeyer or Norwest Services, and will not direct brokerage to Muenchmeyer or Norwest Services in recognition of research services.


Table 5 in Appendix B shows the dollar amount of brokerage commissions paid by each Portfolio for the past three years or such shorter terms as a Portfolio has been operational. In addition, the table also indicates the dollar amount of brokerage commissions, percentage of brokerage commissions and percentage of commission transactions executed through broker/dealer affiliates of Norwest or Schroder. As of May 31, 1998, several Portfolios maintained equity investments in brokers/dealers (or their parent companies) used to affect portfolio transactions. Table 6 of Appendix B provides details of these investments.


Transactions in futures contracts are executed through futures commission merchants ("FCMs"), who receive brokerage commissions for their services. The Trust's procedures in selecting FCMs to execute the Trust's transactions in futures contracts, including procedures permitting the use of affiliates of Norwest or Schroder, are similar to those in effect with respect to brokerage transactions in securities.

The Trust will not purchase securities that are offered in underwritings in which any affiliate of Norwest or Schroder is a member of the underwriting or selling group, except pursuant to procedures adopted by the Board pursuant to Rule 10f-3 under the 1940 Act. Among other things, these procedures require that the spread or commission paid in connection with such a purchase be reasonable and fair, the purchase be at not more than the public offering price prior to the end of the first business day after the date of the public offering and that Norwest, Schroder or any affiliates thereof not participate in or benefit from the sale to the Trust.

CAPITAL STOCK AND OTHER SECURITIES

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES


Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See "General Description of Registrant," "Purchase of Securities," and "Redemption or Repurchase" in Part A. Table 7 of Appendix B provides the net asset values for each Portfolio as of May 31, 1998.


The Trust was granted an exemptive order by the Commission which allows only open-end management investment companies or their separate series for which Norwest (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser (collectively, "Norwest Gateways") to invest in Index Portfolio, Small Company Portfolio and International Portfolio II. The original exemptive order, which imposed several substantive conditions upon the Trust and Norwest Advantage Funds, was amended effective August 6, 1996, to permit any Norwest Advantage Fund to invest all or a portion of its assets in a Core Trust portfolio, irrespective of investment style, and which removed certain restrictions imposed on the Trust thereby permitting the Trust to accept investments from persons other than Norwest Advantage Funds.

TAX STATUS

Each Portfolio is classified for federal income tax purposes as a separate partnership that is not a "publicly traded partnership." As a result, no Portfolio is subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also is not subject to Delaware income or franchise tax.

Each investor in a Portfolio is deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended. Accordingly, each Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

Dividends and interest received by a Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and; U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

Each Portfolio (except Index Portfolio) may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC indirectly through its interest in a Portfolio will be subject to federal income tax on its proportionate share of a portion of any "excess distribution" received by the Portfolio on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If a Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, each RIC investor in the Portfolio would be required to include in income each year its proportionate share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which most likely would have to be distributed by the RIC investor to satisfy the distribution requirements applicable to it -- even if those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark to market" their stock in certain PFICs. "Marking to market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).

The Portfolios' use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolios realize in connection therewith. For each Portfolio, gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by a Portfolio of hedging instruments (other than those on foreign currencies) held for less than three months will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation"). Income from the disposition of foreign currencies, and hedging instruments on foreign currencies, that are not directly related to a Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.

If a Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether its RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. Each Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent a Portfolio does not so qualify, it may be forced to defer the closing out of certain hedging instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

UNDERWRITERS


FFSI, Two Portland Square, Portland, Maine 04101, the Portfolios' serves as the Trust's placement agent. FFSI receives no compensation for such placement agent services.


CALCULATION OF PERFORMANCE DATA


A Portfolio may advertise total return. Standardized SEC yield and total return information for the Portfolios as of May 31, 1998 is set forth in Table 9 of Appendix B.

TOTAL RETURN INFORMATION

Total return information for the Funds as of May 31,1998 is contained in Table 8 of Appendix B.

Total returns quoted reflect all aspects of a Portfolio's return. Average annual returns generally are calculated by determining the growth or decline in value of a hypothetical historical investment in a Portfolio over a stated period, and then calculating the annually compounded percentage rate that would have produced the same result if the rate of growth or decline in value had been constant over the period. While average annual returns are a convenient means of comparing investment alternatives, investors should realize that the performance is not constant over time but changes from year to year, and that average annual returns represent averaged figures as opposed to the actual year-to-year performance of the Portfolios.

Average annual total return is calculated by finding the average annual compounded rates of return of a hypothetical investment, over such periods according to the following formula:

P(1+T)n = ERV; where:

          P = a  hypothetical  initial  payment of $1,000;
          T = average annual total return; n = number of years; and ERV = ending redeemable value (ERV is the value, at the end of the applicable period, of a hypothetical $1,000 payment made at the beginning of the applicable period).

In addition to average annual total returns, the Portfolio may quote cumulative total returns reflecting the simple change in value of an investment over a stated period. Total returns may be broken down into their components of income and capital (including capital gain and changes in share price) in order to illustrate the relationship of these factors and their contributions to total return. Total returns, yields, and other performance information may be quoted numerically or in a table, graph, or similar illustration.

Period total return is calculated according to the following formula:

                  PT = (ERV/P-1); where:

                           PT = period total return;
                           The other definitions are the same as in average annual total return above.

YIELD INFORMATION

Each Portfolio may provide current annualized and effective annualized yield quotations. These quotations may from time to time be used in interestholder reports or other communications to interestholders or investors. All performance information supplied by a Portfolio is historical and is not intended to indicate future returns.

In performance advertising, the Portfolios may compare any of their performance information with data published by independent evaluators such as Morningstar, Lipper Analytical Services, Inc., IBC Financial Data, Inc. or CDA/Wiesenberger or other companies which track the investment performance of investment companies ("Portfolio Tracking Companies"). The Portfolios may also compare any of their performance information with the performance of recognized stock, bond and other indexes. The Portfolios may also refer in such materials to mutual Portfolio performance rankings and other data published by Portfolio Tracking Companies. Performance advertising may also refer to discussion of a Portfolio and comparative mutual Portfolio data and ratings reported in independent periodicals, such as newspapers and financial magazines.

Although published yield information is useful to investors in reviewing performance, interestholders should be aware that each Portfolio's yield fluctuates from day to day and that the class' yield for any given period is not an indication or representation by the Portfolio of future yields or rates of return. Yields are not fixed or guaranteed, and an investment in a Portfolio is not insured or guaranteed. Accordingly, yield information may not necessarily be used to compare the Portfolio with investment alternatives which, like money market instruments or bank accounts, may provide a fixed rate of interest. Also, it may not be appropriate directly to compare a Portfolio's yield information to similar information of investment alternatives which are insured or guaranteed.

Income calculated for the purpose of determining yield differs from income as determined for other accounting purposes. Because of the different accounting methods used, and because of the compounding assumed in yield calculations, the quoted yield may differ from the rate of income reported in the Portfolio's financial statements.


FINANCIAL STATEMENTS


The annual report for the Portfolios for the year ended May 31, 1998, including the independent auditors' reports thereon, are included along with this Part B.

                                   Appendix A

                        DESCRIPTION OF SECURITIES RATINGS

MUNICIPAL AND CORPORATE BONDS (INCLUDING CONVERTIBLE BONDS)

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S")
Moody's rates municipal and corporate bond issues, including convertible issues, as follows:

Bonds which are rated Aaa are judged by Moody's to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities.

Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Those bonds in the Aa, A, Baa, Ba or B groups which Moody's ranks in the higher end of its generic rating category are designated by the symbols Aa1, A1, Baa1, Ba1 and B1.

STANDARD & POOR'S ("S&P")
S&P rates corporate bond issues, including convertible debt issues, as follows:

Bonds rated AAA have the highest rating assigned by S&P. The capacity to meet the financial commitment on the obligation is extremely strong.

Bonds rated AA have a very strong capacity to meet the financial commitment on the obligation and differ from the highest-rated issues only in small degree.

Bonds rated A have a strong capacity to meet the financial commitment on the obligation, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations rated in higher-rated categories.

Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet the financial commitment on the obligation than in higher-rated categories.

Bonds rated BB, B, CCC, CC and C are regarded, as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions. Bonds rated BB have less vulnerability to nonpayment than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet the financial commitment on the obligation.

Bonds rated B are more vulnerable to nonpayment then bonds rated BB, but currently have the capacity to meet the financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair capacity or willingness to meet the financial commitment on the obligation.

Bonds rated CCC are currently vulnerable to nonpayment, and are dependent upon favorable business, financial, and economic conditions to meet the financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to meet the financial commitment on the obligation.

Bonds rated CC are currently highly vulnerable to nonpayment.

The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments are being continued.

Bonds are rated D when the issue is in payment default. The D rating category is used when payments on an obligation are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will made during such grace period. The D rating will also be used upon the filing of the bankruptcy petition or the taking of a similar action if payments on the obligation are jeopardized.

Note: The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show the relative standing within the major rating categories.

FITCH IOCA, INC. ("FITCH")
Fitch rates corporate bond issues, including convertible debt issues, as follows:

AAA Bonds are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and/or dividends and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and/or dividends and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rate F-1+.

A Bonds are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and/or dividends and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest or dividends and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB Bonds are considered speculative. The obligor's ability to pay interest or dividends and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements or paying dividends, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics that if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA, DDD, DD or D categories.

PREFERRED STOCK
MOODY'S
Moody's rates preferred stock as follows:

An issue rated aaa is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stock.

An issue rated aa is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well-maintained in the foreseeable future.

An issue rated a is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the aaa and aa classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

An issue rated baa is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

An issue rated ba is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

An issue which is rated b generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

An issue  which is rated caa is likely to be in  arrears on  dividend  payments.
This rating designation does not purport to indicate the future status of payments.

An issue which is rated ca is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

An issue which is rated c can be regarded as having extremely poor prospects of ever attaining any real investment standing. This is the lowest rated class of preferred or preference stock.

Note: Moody's applies numerical modifiers 1, 2 and 3 in each rating classification. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issuer ranks in the lower end of its generic rating category.

S&P

S&P rates preferred stock as follows:

AAA is the highest rating that is assigned by S&P to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

A preferred stock issue rated AA also qualifies as a high-quality, fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated AAA.

An issue rated A is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

An issue rated BBB is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the A category.

Preferred stock rated BB, B, and CCC are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations. BB indicates the lowest degree of speculation and CCC the highest degree of speculation. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

The rating CC is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

A preferred stock rated C is a non-paying issue.

A preferred stock rated D is a non-paying issue with the issuer in default on debt instruments.

To provide more detailed indications of preferred stock quality, the ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

FITCH

Fitch utilizes the same ratings criteria in rating preferred stock as it does in rating corporate bond issues, as described earlier in this Appendix.

SHORT TERM MUNICIPAL LOANS

Moody's. Moody's highest rating for short-term municipal loans is MIG 1/VMIG 1. A rating of MIG 1/VMIG 1 denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broadbased access to the market for refinancing. Loans bearing the MIG 2/VMIG 2 designation are of high quality. Margins of protection are ample although not so large as in the MIG 1/VMIG 1 group. A rating of MIG 3/VMIG 3 denotes favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established. A rating of MIG 4/VMIG 4 denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

S&P. S&P's highest rating for short-term municipal loans is SP-1. S&P states that short-term municipal securities bearing the SP-1 designation have very strong or strong capacity to pay principal and interest. Those issues rated SP-1 which are determined to possess overwhelming safety characteristics will be given a plus (+) designation. Issues rated SP-2 have satisfactory capacity to pay principal and interest. Issues rated SP-3 have speculative capacity to pay principal and interest.

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Short-term issues rated F-1+ are regarded as having the strongest degree of assurance for timely payment. Issues assigned a rating of F-1 reflect an assurance of timely payment only slightly less in degree than issues rated F-1+. Issues assigned a rating of F-2 have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1.

SHORT TERM DEBT (INCLUDING COMMERCIAL PAPER)
MOODY'S

Moody's two highest ratings for short-term debt, including commercial paper, are Prime-1 and Prime-2. Both are judged investment grade, to indicate the relative repayment capacity of rated issuers.

Issuers rated Prime-1 have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: Leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1 but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

S&P

A S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. An A-1 designation indicates the highest category and that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The capacity for timely payment on issues with an A-2 designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying an A-3 designation have an adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

Fitch

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+. Exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1. Very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2. Good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 rating.

F-3. Fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-5. Weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D. Default. Issues assigned this rating are in actual or imminent payment default.

LOC. The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

                                   APPENDIX B

                              MISCELLANEOUS TABLES

TABLE 1: CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

All entities referenced in the Table are series of Norwest Advantage Funds, an open-end management company, except Monarch Cash Fund, Monarch Crown Money Fund, Monarch Treasury Cash Fund, Forum Daily Assets Cash Fund, Forum Assets Treasury Obligations Fund, Forum Daily Assets Government Obligations Fund, Forum Daily Assets Government Fund, and Forum Daily Assets Municipal Fund. Norwest is the Adviser for the Norwest Advantage Funds and is located at Norwest Center, Sixth Street and Marquette, Minneapolis, Minnesota 55479. The Monarch Cash Fund, Monarch Crown Money Fund, and the Monarch Treasury Fund are series of Monarch Funds, an open-end, management company (the "Monarch Funds"). Forum Daily Assets Cash Fund, Forum Daily Assets Treasury Obligations Fund, Forum Daily Assets
Government Fund, and Forum Daily Assets Municipal Fund are separate series of Forum Funds, an open-end management company (the "Forum Funds"). Forum Investment Advisors, LLC is the adviser to both the Monarch and Forum Funds and is located at Two Portland Square, Portland, Maine 04105.



    PORTFOLIO                           CONTROL PERSON                         % OF PORTFOLIOS
                                                                                   INTEREST
    ---------                           --------------                         ---------------
    Disciplined Growth Portfolio        Diversified Equity Fund                     58.92%
                                        Performa Disciplined Growth Fund            15.86%
                                        Growth Balanced Fund                        15.90%
                                        Moderate Balanced Fund                      07.05%

    Income Equity Portfolio             Income Equity Fund                          69.87%
                                        Diversified Equity Strategic Income Fund    20.87%
                                        Growth Balanced Fund                        05.72%

    Index Portfolio                     Index Fund                                  57.97%
                                        Diversified Equity Fund                     29.08%
                                        Growth Balanced Fund                        07.94%
    International Portfolio             International Equity Fund                   29.88%
                                        Growth Equity Fund                          32.01%
                                        Diversified Equity Fund                     26.51%
                                        Growth Balanced Fund                        07.14%

    Large Company Growth Portfolio      Growth Equity Fund                          33.73%
                                        Diversified Equity Fund                     28.79%
                                        Large Company Growth Fund                   24.74%
                                        Growth Balanced Fund                        07.95%

    Managed Fixed Income Portfolio      Moderate Balanced Fund                      28.15%
                                        Growth Balanced Fund                        32.58%
                                        Diversified Bond Fund                       20.74%
                                        Strategic Income Fund                       18.23%

    Money Market Portfolio              Cash Investment Fund                        99.10%

    Positive Return Bond Portfolio      Growth Balanced Fund                        32.70%
                                        Moderate Balanced Fund                      28.12%
                                        Diversified Bond Fund                       20.72%

                                        Strategic Income Fund                       18.17%

    Prime Money Market Portfolio        Cash Investment Fund                        76.92%


TABLE 1: CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES CONT.

    PORTFOLIO                           CONTROL PERSON                        % OF  PORTFOLIOS
                                                                                  Interest
    ---------                           --------------                         ---------------

    Small Company Stock Portfolio       Small Company Stock Fund                    51.47%
                                        Growth Equity Fund                          26.33%
                                        Diversified Equity Fund                     13.90%

    Small Cap Value Portfolio           Growth Equity Fund                          50.70%
                                        Diversified Equity Fund                     25.82%
                                        Growth Balanced Fund                        7.01%

    Stable Income Portfolio             Stable Value Fund                           62.08%
                                        Moderate Balanced Portfolio                 24.76%
                                        Strategic Income Fund                       13.16%


    Strategic Value Bond Portfolio      Total Return Bond Portfolio                 47.37%
                                        Growth Balanced Fund                        15.88%
                                        Moderate Balanced Fund                      13.71%
                                        Diversified Bond Fund                       10.10%
                                        Strategic Income Fund                       08.88%


    Small Company Growth Portfolio      Small Company Growth Fund                   82.56%
                                        Growth Equity Fund                          09.45%
                                        Diversified Equity Fund                     05.04%

    Small Cap Value Portfolio           Growth Equity Fund                          50.07%
                                        Diversified Equity Fund                     25.82%
                                        Performa Small Cap Value Fund               09.20%
                                        Growth Balanced Fund                        07.01%

    Small Company Index Portfolio       Growth Equity Fund                          55.42%
                                        Diversified Equity Fund                     28.26%
                                        Growth Balanced Fund                        07.67%

    Cash Portfolio                      Monarch Cash Fund                           94.60%
                                        Forum Daily Assets Cash Fund                05.40%

    Treasury Cash Portfolio             Monarch Treasury Cash Fund                  61.70%
                                        Forum Daily  Assets  Treasury  Obligations  38.30%
                                        Fund
    Municipal Cash Portfolio            Forum Daily Assets Municipal Fund           100%

    Government Cash Portfolio           Monarch Government Cash Fund                97.60%
                                        Forum Daily Assets Government Obligations   02.40%
                                        Fund
    Government Portfolio                Forum Daily Assets Government Fund          97.60%
                                        Monarch Crown Money Fund                    02.40%

TABLE 2:   ADVISORY FEES
                                                      FEE WAIVED OR      FEE
                                              FEE      REIMBURSED    RETAINED BY
                                            PAYABLE    BY NORWEST      ADVISER

Index Portfolio
   Year ended May 31, 1998                1,709,358             0      1,709,358
   Year ended May 31, 1997                  592,067       592,067              0
   Year ended May 31, 1996                  281,183       281,183              0
Small Company Growth Portfolio
Year ended May 31, 1998                   7,752,366             0      7,752,366
Small Company Stock Portfolio
   Year ended May 31, 1998                3,024,869             0      3,024,869
Small Company Value Portfolio
   Year ended May 31, 1998                1,558,410             0      1,558,410
Large Company Growth
   Year ended May 31, 1998                6,448,644             0      6,448,644
Income Equity Portfolio
   Year ended May 31, 1998                7,756,155             0      7,756,155
Small Cap Index Portfolio
   Year ended May 31, 1998                   45,748             0         45,748
Managed Fixed Income Portfolio
   Year ended May 31, 1998                  975,529             0        975,529
Positive Return Bond Fund
   Year ended May 31, 1998                  727,322             0        727,322
Stable Income Portfolio
   Year ended May 31, 1998                  682,043             0        682,043
Money Market Portfolio
   Year ended May 31, 1998                2,332,191       646,233      1,685,958
Prime Money Market Portfolio
   Year ended May 31, 1998                7,337,295             0      7,337,295
Disciplined Growth Portfolio
   Year ended May 31, 1998                  679,865             0        679,865
Small Cap Value Portfolio
   Year ended May 31, 1998                  580,454             0        580,454
Strategic Value Bond Portfolio
   Year ended May 31, 1998                  601,240             0        601,240

                                      B-3
                                                       FEE WAIVED OR      FEE
                                              FEE       REIMBURSED   RETAINED BY
                                            PAYABLE     BY SCHRODER    SCHRODER

International Portfolio
   Year ended May 31, 1998                3,832,528       117,141      3,715,387
   Year ended May 31, 1997                  812,485           N/A        812,485
   Year ended May 31, 1996                1,005,925     1,005,925      1,005,925

TABLE 3:  ADMINISTRATIVE FEES

                                                        FEE                FEE              FEE
                                                      PAYABLE            WAIVED           RETAINED

Index Portfolio
   Year ended May 31, 1998                            $652,010          $648,264           $3,746
   Year ended May 31, 1997                            $394,711          $163,837         $230,874
   Year ended May 31, 1996                            $187,455            $7,045         $180,410
Small Company Growth Portfolio
   Year ended May 31, 1998                            $486,767          $479,752           $7,015
Small Company Stock Portfolio
   Year ended May 31, 1998                            $197,916          $193,557           $4,359
Small Company Value Portfolio
   Year ended May 31, 1998                            $101,259           $96,092           $5,167
Large Company Growth Portfolio
   Year ended May 31, 1998                            $576,912          $572,067           $4,845
Income Equity Portfolio
   Year ended May 31, 1998                            $860,981          $856,592           $4,389
Small Cap Index Portfolio
   Year ended May 31, 1998                              $9,150            $3,594           $5,556
Managed Fixed Income Portfolio
   Year ended May 31, 1998                            $155,633          $153,576           $2,057
Positive Return Portfolio
   Year ended May 31, 1998                            $120,200          $117,575           $2,625
Stable Income Portfolio
   Year ended May 31, 1998                            $131,001          $127,246           $3,755
International Portfolio
   Year ended May 31, 1998                          $1,209,182                $0       $1,209,182
   Year ended May 31, 1997                             270,828           141,294          129,534
   Year ended May 31, 1996                             223,539                 0          223,539



TABLE 4:  ACCOUNTING FEES

                                                        FEE                  FEE            FEE
                                                      PAYABLE              WAIVED        RETAINED

Index Portfolio
   Year ended May 31, 1998                            $142,000                $0         $142,000
   Year ended May 31, 1997                            $106,000           $42,000          $64,000
   Year ended May 31, 1996                             $58,000             $7045          $51,955
Small Company Growth Portfolio
   Year ended May 31, 1998                             $78,000                $0          $78,000
Small Company Stock Portfolio
   Year ended May 31, 1998                             $75,000                $0          $75,000
Small Company Value Portfolio
   Year ended May 31, 1998                             $74,000                $0          $74,000
Large Company Growth Portfolio
   Year ended May 31, 1998                             $79,500                $0          $79,500
Income Equity Portfolio
   Year ended May 31, 1998                             $77,500                $0          $77,500
Small Cap Index Portfolio
   Year ended May 31, 1998                             $24,067                $0          $24,067
Managed Fixed Income Portfolio
   Year ended May 31, 1998                             $88,000                $0          $88,000
Positive Return Portfolio
   Year ended May 31, 1998                             $60,500                $0          $60,500
Stable Income Portfolio
   Year ended May 31, 1998                             $94,000                $0          $94,000
International Portfolio
   Year ended May 31, 1998                            $121,500                $0         $121,500
   Year ended May 31, 1997                             $85,000           $13,000          $47,000
   Year ended May 31, 1996                             $47,000                $0          $47,000


TABLE 5:  BROKERAGE COMMISSIONS

                                                                    BROKER/DEALER AFFILIATES OF SCHRODER

                                                         ------------------------------------------------------------

                                      TOTAL BROKERAGE     TOTAL BROKERAGE       PERCENTAGE OF       PERCENTAGE OF
                                      COMMISSIONS ($)     COMMISSIONS ($)        COMMISSIONS         TRANSACTIONS

INTERNATIONAL PORTFOLIO
Year ended May 31, 1998                   $1,178,923.74               $0.00                0.00%               0.00%
Year ended May 31, 1997                      $1,644,601          $12,743.92                0.77%               0.54%
Year ended May 31, 1996                     $434,449.57               $0.00                0.00%               0.00%

                                                                       BROKER/DEALER AFFILIATES OF NORWEST

                                                             --------------------------------------------------------

                                            TOTAL BROKERAGE     TOTAL BROKERAGE      PERCENTAGE OF     PERCENTAGE OF
                                            COMMISSIONS ($)     COMMISSIONS ($)       COMMISSIONS       TRANSACTIONS

INDEX PORTFOLIO
   Year ended May 31, 1998                      $123,225.58               $0.00              0.00%             0.00%
   Year Ended May 31, 1997                     $2149,635.70               $0.00              0.00%             0.00%
   Year Ended May 31, 1996                       $74,898.21               $0.00              0.00%             0.00%
MANAGED FIXED INCOME PORTFOLIO
   Year ended May 31, 1998                            $0.00               $0.00              0.00%             0.00%
STABLE INCOME BOND PORTFOLIO
   Year ended May 31, 1998                            $0.00               $0.00              0.00%             0.00%
POSITIVE RETURN BOND PORTFOLIO
   Year ended May 31, 1998                            $0.00               $0.00              0.00%             0.00%
SMALL COMPANY INDEX PORTFOLIO
   Year ended May 31, 1998                       $84,525.00               $0.00              0.00%             0.00%
SMALL COMPANY VALUE PORTFOLIO
   Year ended May 31, 1998                      $584,876.09               $0.00              0.00%             0.00%
SMALL COMPANY GROWTH PORTFOLIO
   Year ended May 31, 1998                    $2,078,599.82               $0.00              0.00%             0.00%
SMALL COMPANY STOCK PORTFOLIO
   Year ended May 31, 1998                      $946,640.73               $0.00              0.00%             0.00%
DISCIPLINED GROWTH PORTFOLIO
   Year ended May 31, 1998                      $341,932.40               $0.00              0.00%             0.00%
SMALL CAP VALUE PORTFOLIO
   Year ended May 31, 1998                      $528,242.70               $0.00              0.00%             0.00%
STRATEGIC VALUE BOND PORTFOLIO
   Year ended May 31, 1998                            $0.00               $0.00              0.00%             0.00%
PRIME MONEY MARKET PORTFOLIO
   Year ended May 31, 1998                            $0.00               $0.00              0.00%             0.00%
MONEY MARKET PORTFOLIO
  Year ended May 31, 1998                             $0.00               $0.00              0.00%             0.00%


TABLE 6:  INVESTMENTS IN BROKER/DEALERS

International Portfolio                                     Daiwa Securities ($2,563,000)
                                                            HSBC Holdings PLC ($4,222,000)

Index Portfolio                                             Charles Schwab Corp. ($1,417,000)
                                                            Merrill Lynch & Co., Inc. ($3,257,000)
                                                            Morgan Stanley, Dean Witter, Discover & Co. ($4,627,000)

Stable Income Portfolio                                     Lehman Brothers Holdings, Inc. ($2,066,000)
                                                            Bear Stearns & Co., Inc. ($61,000)

Managed Fixed Income Portfolio                              Charles Schwab Corp. ($4,782,000)
                                                            Lehman Brothers Holdings, Inc. ($2,731,000)
                                                            PaineWebber Group, Inc. ($4,935,000)

Large Company Growth Portfolio                              Charles Schwab Corp. ($53,970,000)
                                                            Donaldson, Lufkin & Jenrette, Inc. ($17,211,000)


Small Company Stock Portfolio                               Friedman, Billings, Ramsey Group, Inc. ($2,562,000)

Small Company Growth Portfolio                              Amresco, Inc. ($10,307,000)

Strategic Value Portfolio                                   Charles Schwab Corp. ($3,084,000)
                                                            Bear Stearns & Co., Inc. ($3,507,000)
Discipline Growth Portfolio                                 Bear Stearns & Co., Inc. ($3,035,000)

Small Cap Index Portfolio                                   Amresco, Inc. ($422,000)
                                                            Dain Rauscher Corp. ($216,000)
                                                            Eaton Vance Corp. ($252,000)
                                                            Legg Mason, Inc. ($501,000)
                                                            Pioneer Group, Inc. ($216,000)
                                                            Raymond James Financial, Inc. ($442,000)
                                                            SEI Investments Co. ($367,000)

Money Market Portfolio                                      Bear Stearns & Co., Inc. ($20,000,000)
                                                            Morgan Stanley Group, Inc. ($50,000,000)
                                                            BT Securities Corp. ($2,501,000)
                                                            CS First Boston, Inc. ($10,000,000)

Prime Money Market Portfolio                                Bear Stearns Cos., Inc. ($30,000,000)
                                                            Morgan Stanley Group Inc. ($70.000,000)
                                                            CS First Boston, Inc. ($15,000,000)



TABLE 7: NET ASSET VALUE OF THE PORTFOLIOS AS OF MAY 31, 1998


                                              NET ASSET VALUE
    PORTFOLIO                                   MAY 31, 1998

    International Portfolio                       $30.78
    Index Portfolio                               $54.84
    Small Company Growth Portfolio                $12.27
    Small Company Stock Portfolio                 $10.84
    Small Company Value Portfolio                 $13.32
    Large Company Growth Portfolio                $13.27
    Income Equity Portfolio                       $12.90
    Small Company Index Portfolio                 $9.49
    Managed Fixed Income Portfolio                $11.03
    Positive Return Bond Portfolio                $11.70
    Stable Income Portfolio                       $10.66
    Money Market Portfolio                        $1.00
    Prime Money Market Portfolio                  $1.00
    Disciplined Growth Portfolio                  $10.58
    Small Cap Value Portfolio                     $10.34
    Strategic Value Portfolio                     $10.69

TABLE 8:  TOTAL RETURN FIGURES FOR EACH PORTFOLIO AS OF MAY 31, 1998

                                   ANNUALIZED TOTAL
                                       RETURN             TOTAL RETURN SINCE
     PORTFOLIO                        ONE YEAR                 INCEPTION

International Portfolio                 12.91%                  13.42%(a)
Index Portfolio                         30.42%                  29.59%(a)
Small Company Growth Portfolio          N/A                     22.70%
Small Company Stock Portfolio           N/A                     8.40%
Small Company Value Portfolio           N/A                     33.20%
Large Company Growth Portfolio          N/A                     32.70%
Income Equity Portfolio                 N/A                     29.00%
Small Company Index Portfolio           N/A                     (5.10%)
Managed Fixed Income Portfolio          N/A                     10.30%
Positive Return Bond Portfolio          N/A                     17.00%
Stable Income Portfolio                 N/A                     6.60%
Money Market Portfolio                  N/A                     4.47%
Prime Money Market Portfolio            N/A                     4.27%
Disciplined Growth Portfolio            N/A                     5.80%
Small Cap Value Portfolio               N/A                     3.40%
Strategic Value Portfolio               N/A                     6.90%


(a) Annualized.

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

         Part A: None

         Part B:

                  Audited Financial Statements for the fiscal year ended May 31, 1998 including Report of Independent Auditors, Statements of Assets and Liabilities, Statements of Operations, Statement of Changes in Net Assets, Financial Highlights, Notes to Financial Statements, and Schedules of Investments for Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth
                  Portfolio, Disciplined  Growth  Portfolio,  Small  Cap   Index
                  Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio are filed herewith as Exhibit (12) under Item 24(b).

(b)      Exhibits:

         (1) Trust Instrument of Registrant dated November 1, 1994 as amended April 4, 1995 and August 30, 1995 (filed herewith).

         (2)      Not Applicable.

         (3)      Not Applicable.

         (4)      Not Applicable.

         (5)(a) Investment Advisory Agreement between Registrant and Norwest Investment Management, Inc. relating to Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Large Company Portfolio, Income Equity Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Positive Return Bond Portfolio and Stable Income Portfolio Disciplined Growth Portfolio, Small Cap Value Portfolio, Strategic Value Bond Portfolio, and Small Cap Index Portfolio dated October 1, 1997(filed herewith).

             (b) Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc. relating to International Portfolio dated November 9,1994(see Note 1).

             (c) Investment Advisory Agreement between Registrant and Forum Investment Advisors, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated December 30, 1997(see Note 2).

             (d)  Investment  Subadvisory Agreement between   Norwest
                  Investment Management, Inc. and Crestone Capital Management, Inc. relating to Small Company Stock Portfolio dated June 1, 1997(see Note 2).

             (e) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Peregrine Capital Management, Inc. relating to Small Company Growth Portfolio, Large Company Growth Portfolio, Small Company Value Portfolio and Positive Return Portfolio dated June 1, 1997(see Note 2).

             (f) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Galliard Capital Management, Inc. relating to Strategic Value Bond Portfolio dated October 1, 1997(see Note 2).

             (g) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Smith Asset Management Group relating to Disciplined Growth Portfolio and Small Cap Value Portfolio dated October 1, 1997(see Note 2).

         (6)      Not required.

         (7)      Not Applicable.

         (8)(a) Custodian Agreement between Registrant and Norwest Bank Minnesota, N.A. dated as of November 9, 1994, as amended June 1, 1997(filed herewith).

            (b) Custodian Agreement between Registrant and Imperial Trust Company dated September 1, 1995, as amended August 31, 1998 (filed herewith).

            (c) Custody Agreement between Morgan Stanley Trust Company and Norwest Bank Minnesota, N.A. dated June 18, 1993, as amended April 1, 1996.


         (9)(a) Administration Agreement between Registrant and Forum Administrative Services, LLC. relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio, Government Portfolio and Municipal Cash Portfolio dated December 1, 1997 (see
                  Note 2).

             (b) Fund Portfolio and Unitholder Accounting Agreement between Registrant and Forum Accounting Services, LLC. relating to Prime Money Market Portfolio, Money Market Portfolio,
                    Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio,
                    Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio, Government Portfolio and Municipal Cash Portfolio dated as of June 1, 1997 and amended December 5, 1997 (see Note 2).

             (c)  Placement  Agent  Agreement   between   Registrant  and  Forum
                  Financial Services Inc. relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio dated November 9, 1994 (see Note 1).

             (d) Placement Agent Agreement between Registrant and Forum relating to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio, Government Portfolio and Municipal cash Portfolio dated September 1, 1995 (filed herewith).

         (10)     Not required.

         (11)     Not required.

         (12)(a) Independent Auditors' Report, KPMG Peat Marwick LLP, Report of Independent Accountants, PricewaterhouseCoopers LLP,
                  Statements    of  Assets  and  Liabilities,   Statements   of
                  Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Highlights, Schedules of Investments for Stable Income Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Index Portfolio, Income Equity Portfolio, Disciplined Growth Portfolio, Large Company Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Cap Value Portfolio, Small
                  Company Value Portfolio, Small Company Growth Portfolio and International Portfolio, dated May 31, 1998 (filed herewith).

             (b)  Independent  Auditors'  Report,  KPMG    Peat    Marwick  LLP,
                  Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Asstes, Financial Highlights, Notes to Financial Statements and Schedules of Investments for Prime Money Market Portfolio and Money Market Portfolio dated May 31, 1998 (filed herewith).

         (13)     Not Applicable.

         (14)     Not Applicable.

         (15)     Not Applicable.

         (16)     Not Applicable.

         (17)     Financial Data Schedules (filed herewith).

         (18)     Not Applicable.

-----------
Note 1 Exhibit incorporated by reference as filed in Amendment No. 5 via EDGAR on September 30, 1996, accession number 0001004402-98-000003.

Note 2 Exhibit incorporated by reference as filed in Amendment No. 12 via EDGAR on January 2, 1998, accession number 0001004402-98-000003.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         None.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES AS OF AUGUST 28, 1998.


         Title of Class of Shares
         of Beneficial Interest                                Number of Holders

         Treasury Cash Portfolio                                               2
         Government Cash Portfolio                                             2
         Cash Portfolio                                                        2

         Government Portfolio                                                  2
         Municipal Cash Portfoli                                               1


         Prime Money Market Portfolio                                          2
         Money Market Portfolio                                                2
         Positive Return Bond Portfolio                                        5
         Stable Income Portfolio                                               4
         Strategic Value Bond Portfolio                                        7
         Managed Fixed Income Portfolio                                        5
         Total Return Bond Portfolio                                           0
         Index Portfolio                                                       7
         Income Equity Portfolio                                               9
         Large Company Growth Portfolio                                        8
         Disciplined Growth Portfolio                                          6
         Small Cap Index Portfolio                                             0
         Small Company Stock Portfolio                                         9
         Small Cap Value Portfolio                                             9
         International Portfolio                                              11



ITEM 27.  INDEMNIFICATION.

         The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

         As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.


         The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") or
         Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e) shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

         (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

         Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(a)      Norwest Investment Management, Inc.

         The description of Norwest Investment Management, Inc. ("NIM") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of NIM, including their business connections which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A. ("Norwest Bank"), which is the parent of NIM, is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.


           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           P. Jay Kiedrowski                  Chairman, Chief Executive Officer,   Norwest Investment Management,
                                              President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Galliard Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           James W. Paulsen                   Senior Vice President, Chief         Norwest Investment Management,
                                              Investment Officer                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Stephen P. Gianoli                 Senior Vice President, Chief         Norwest Investment Management,
                                              Executive Officer                    Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           David S. Lunt                      Vice President, Senior Portfolio     Norwest Investment Management,
                                              Manager                              Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Richard C. Villars                 Vice President, Senior Portfolio     Norwest Investment Management,
                                              Manager                              Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Lee K. Chase                       Senior Vice President                Norwest Investment Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Andrew Owen                        Vice President                       Norwest Investment Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Eileen A. Kuhry                    Investment Compliance Specialist     Norwest Investment Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

(b)      Schroder Capital Management International Inc.

         The  description  of Schroder  Capital  Management  International  Inc.
         ("SCMI") in  Parts  A  and  B  of  the   Registration   Statement,   is
         incorporated by reference herein.

         The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 787 Seventh Avenue, 34th Floor, New York, NY 10019. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder which provides investment management services to international clients located principally in the United States.


           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           David M. Salisbury                 Chairman, Director                   SCMI

                                              ------------------------------------ ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroders plc.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Richard R. Foulkes                 Deputy Chairman, Director            SCMI
                                              ------------------------------------ ----------------------------------
                                              Deputy Chairman                      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           John A. Troiano                    Chief Executive, Director            SCMI
                                              ------------------------------------
                                                                                   ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Sharon L. Haugh                    Executive Vice President, Director   SCMI
                                                                                   ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director, Chairman                   Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman, Director                   Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Gavin D. L. Ralston                Senior Vice President, Managing      SCMI
                                              Director
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Mark J. Smith                      Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Robert G. Davy                     Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Jane P. Lucas                      Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           David R. Robertson                 Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President                Schroder Fund Advisors Inc..
                                                                                   ----------------------------------
                                              ------------------------------------
                                              Director of Institutional Business   Oppenheimer Funds, Inc.
                                                                                   resigned 2/98
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Michael M. Perelstein              Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Managing Director                    MacKay Shields Financial
                                                                                   Corporation
                                                                                   resigned 11/96
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Louise Croset                      First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              First Vice President                 Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Ellen B. Sullivan                  Group Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Catherine A. Mazza                 Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              President, Director                  Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Heather F. Crighton                First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Ira Unschuld                       Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Officer
                                                                                   Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Paul M. Morris                     Senior Vice President                SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Principal, Senior Portfolio Manager  Weiss, Peck & Greer LLC
                                                                                   resigned 12/96
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Susan B. Kenneally                 First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Jennifer A. Bonathan               First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
           ---------------------------------- ------------------------------------ ----------------------------------


*Schroder Ltd and Schroders plc. are located at 31 Gresham St., London EC2V 7QA, United Kingdom.


(c)      Crestone Capital Management, Inc.

         The description of Crestone Capital Management, Inc. ("Crestone") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Crestone, including their business connections which are of a substantial nature. The address of Crestone is 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111-2614 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.



           ---------------------------------- ------------------------------------ ----------------------------------
           Name (Address if Different)        Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Kirk McCown                        President, Director                  Crestone Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name (Address if Different)        Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           P. Jay Kiedrowski                  Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
           Sixth and Marquette Ave.,          Chairman, Chief Executive Officer,   Norwest Investment Management,
           Minneapolis, MN 55479              President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Galliard Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Stephen P. Gianoli                 Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
           Sixth and Marquette Ave.,          Senior Vice President, Chief         Norwest Investment Management,
           Minneapolis, MN 55479              Executive Officer                    Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Susan Koonsman                     Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
           1740 Broadway                      President                            Norwest Investments & Trust
           Denver, CO 80274
           ---------------------------------- ------------------------------------ ----------------------------------

(d)      Peregrine Capital Management, Inc.

         The description of Peregrine Capital Management, Inc. ("Peregrine") in Parts A and B of the Registration Statement is incorporated by referenc herein.

         The following are the directors and principal executive officers of Peregrine, including their business connections which are of a substantial nature. The address of Peregrine is LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

           ---------------------------------- ------------------------------------ ----------------------------------
           Name (Address if Different)        Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           James R. Campbell                  Director                             Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
           Sixth and Marquette Ave.,          President, Chief Executive           Norwest Bank
           Minneapolis, MN 55479-0116         Officer, Director
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Patricia D. Burns                  Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Tasso H. Coin                      Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           John S. Dale                       Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------


           ---------------------------------- ------------------------------------ ----------------------------------
           Name (Address if Different)        Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Julie M. Gerend                    Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           William D. Giese                   Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Daniel J. Hagen                    Vice President                       Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Ronald G. Hoffman                  Senior Vice President, Secretary     Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Frank T. Matthews                  Vice President                       Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Jeannine McCormick                 Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Barbara K. McFadden                Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Robert B. Mersky                   Chairman, President, Chief           Peregrine Capital Management,
                                              Executive Officer                    Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Gary E. Nussbaum                   Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           James P. Ross                      Vice President                       Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Vice President                       Norwest Bank (prior to November,
                                                                                   1996)
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Jonathan L. Scharlau               Assistant Vice President             Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Jay H. Strohmaier                  Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President/Managed        Voyageur Asset Management (prior
                                              Accounts                             to September, 1996)
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Paul E. von Kuster                 Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Janelle M. Walter                  Assistant Vice President             Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Paul R. Wurm                       Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           J. Daniel Vendermark               Vice President                       Peregrine Capital Management,
           Sixth and Marquette Avenue                                              Inc.
           Minneapolis, MN 55479-1013
           ---------------------------------- ------------------------------------ ----------------------------------
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Albert J. Edwards                  Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Vice President/Marketing             U.S. Trust Company of California
                                                                                   (prior to June 9, 1997)
           ---------------------------------- ------------------------------------ ----------------------------------

(e)      Galliard Capital Management, Inc.

         The description of Galliard Capital Management, Inc. ("Galliard") of Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Galliard, including their business connections which are of a substantial nature. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

           ---------------------------------- ------------------------------------ ----------------------------------
           Name (Address if Different)        Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           P. Jay Kiedrowski                  Chairman                             Galliard Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
           Sixth and Marquette Ave.,          Chairman, Chief Executive Officer,   Norwest Investment Management,
           Minneapolis, MN 55479              President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Richard Merriam                    Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           John Caswell                       Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Karl Tourville                     Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Laura Gideon                       Senior Vice President of Marketing   Galliard Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Leela Scattum                      Vice President of Operations         Galliard Capital Management, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------


(f)      Forum Investment Advisors, LLC

         The description of Forum Investment Advisors, LLC of Parts A and Bof this Registration Statement are incorporated by reference herein.

         The following are the members of Forum Investment Advisors, LLC, Two Portland Square, Portland, Maine 04101, including their business connections which are of a substantial nature.

                  Forum Holdings Corp. I., Member.
                  Forum Trust, LLC., Member.

         Both Forum Holdings Corp. I.and Forum Trust are controlled indirectly by John Y. Keffer, Chairman and President of the Registrant. Mr. Keffer is President of Forum Trust and Forum Financial Group, LLC. Mr. Keffer is also a director and/or officer of various registered investment companies for which the various Forum Financial Group's operating subsidiaries provide services.

         The following are the officers of Forum Investment Advisors, LLC, including their business connections that are of a substantial nature. Each officer may serve as an officer of various registered investment companies for which the Forum Financial Group provides services.

           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connection
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Sara M. Morris                     Treasurer                            Forum Investment Advisors, LLC.
                                              ------------------------------------ ----------------------------------
                                              Chief Financial Officer              Forum Financial Group, LLC.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Other Forum affiliated companies
           ---------------------------------- ------------------------------------ ----------------------------------

           --------------------------------- ------------------------------------- ----------------------------------
           David I. Goldstein                Secretary                             Forum Investment Advisors, LLC.
                                             ------------------------------------- ----------------------------------
                                             General Counsel                       Forum Financial Group, LLC.
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Officer                               Other Forum affiliated companies
           --------------------------------- ------------------------------------- ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Leslie C. Berthy                   Managing Director                    Forum Investment Advisors, LLC.
           ---------------------------------- ------------------------------------ ----------------------------------

ITEM 29.  PRINCIPAL UNDERWRITERS.

         (a) Forum Financial Services, Inc. is the Registrant's placement agent. Registrant has no underwriters.

         (b)      Not applicable.

         (c)      Not Applicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc., Forum Financial Corp. and Forum Accounting Services, Limited Liability Company, Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule
31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

         Not Applicable.

ITEM 32.  UNDERTAKINGS.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Core Trust (Delaware), has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and the State of Maine on the 28th day of September, 1998.


                                            CORE TRUST (DELAWARE)


                                            By:    /s/  John Y. Keffer
                                                  -----------------------------
                                                   John Y. Keffer
                                                        President

                                Index to Exhibits



Exhibit

(1) Trust Instrument of Registrant dated November 1, 1994 as amended April 4, 1995 and August 30, 1995.

(5)(a) Investment Advisory Agreement between Registrant and Norwest Investment Management, Inc. relating to Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Large Company Portfolio, Income Equity Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Positive Return Bond Portfolio and Stable Income Portfolio Disciplined Growth Portfolio, Small Cap Value Portfolio, Strategic Value Bond Portfolio, and Small Cap Index Portfolio dated October 1, 1997.

(8)(a) Custodian Agreement between Registrant and Norwest Bank Minnesota, N.A. dated as of November 9, 1994, as amended June 1, 1997.

(b) Custodian Agreement between Registrant and Imperial Trust Company dated September 1, 1995, as amended August 31, 1998.

(c) Custody Agreement between Morgan Stanley Company and Norwest Bank Minnesota, N.A. dated June 18, 1993, as amended April 1, 1996.

(9)(d) Placement Agent Agreement between Registrant and Forum relating to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. dated September 1, 1995.

(12)(a) Independent Auditors' Report, KPMG Peat Marwick LLP, Report of Independent Accountants, PricewaterhouseCoopers LLP, Statements of
          Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Highlights, Schedules of Investments for Stable Income Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Index Portfolio, Income Equity Portfolio, Disciplined Growth Portfolio, Large Company Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Cap Value Portfolio, Small Company Value Portfolio, Small Company Growth Portfolio and International Portfolio, dated May 31, 1998.

(b) Independent Auditors' Report, KPMG Peat Marwick LLP, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Asstes, Financial Highlights, Notes to Financial
          Statements and Schedules of Investments for Prime Money Market Portfolio and Money Market Portfolio dated May 31, 1998.

(17)      Financial Data Schedules.